Filed pursuant to Rule 424(b)(2)
Registration No. 333-100661
PROSPECTUS SUPPLEMENT
(to prospectus dated August 17, 2004)

The Royal Bank of Scotland Group plc

$675,000,000

5.05% Subordinated Notes due 2015

Interest payable January 8 and July 8

Issue Price: 99.971%

          The Subordinated Notes will bear interest at a rate of 5.05% per year, payable on January 8 and July 8 of each year, beginning July 8, 2005. The Subordinated Notes will mature on January 8, 2015.

          The Subordinated Notes are subordinated in right of payment to all of our senior debt from time to time outstanding. The Subordinated Notes will be issued only in denominations of $1,000 and integral multiples of $1,000. If we do not make a payment of principal or interest on any payment date, our obligation to make that payment will be deferred, if the payment is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if the payment is a payment of principal, until the first business day after the date that falls six months after the original payment date. If we fail to make a payment before the date to which payment is deferred in this way, that failure will not constitute a default or otherwise allow any holder to sue us for the payment or to take any other action. Payment of principal of the Subordinated Notes may be accelerated only if we are wound up. There is no right of acceleration if we default in the payment of interest or in the performance of any of our covenants.

          We have the option to redeem all of the Subordinated Notes as a whole on any payment date if certain changes in the tax laws of the United Kingdom occur.

          We intend to apply to list the Subordinated Notes on the Luxembourg Stock Exchange in accordance with its rules.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Subordinated Note	Total

Price to the public	99.971%	$674,804,250
Underwriting discounts	0.450%	$3,037,500
Proceeds to us	99.521%	$671,766,750

          The initial public offering price set forth above does not include accrued interest, if any. Interest on the Subordinated Notes will accrue from December 8, 2004 and must be paid by the purchaser if the Subordinated Notes are delivered thereafter.

          We expect that the Subordinated Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants, including Euroclear and Clearstream, Luxembourg on or about December 8, 2004.

Joint Lead Managers

Banc of America Securities LLC	RBS Greenwich Capital

Co-Manager

JPMorgan

December 1, 2004

Prospectus Supplement

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

      In this prospectus supplement, we use the following terms:

•	“we” and “us” mean The Royal Bank of Scotland Group plc,

•	the “Group” and “RBSG” mean The Royal Bank of Scotland Group plc and its subsidiaries,

•	“SEC” refers to the Securities and Exchange Commission,

•	“pounds”, “sterling”, “pence”, “£” and “p” refer to the currency of the United Kingdom,

•	“dollars” and “$” refer to the currency of the United States, and

•	“euro” and “€” refer to the currency of the member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

INCORPORATION OF INFORMATION BY REFERENCE

      We file annual, semiannual and special reports and other information with the Securities and Exchange Commission. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC on 1-800-SEC-0330 for further information on the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to above (excluding exhibits) at no cost, by contacting us at 42 St Andrew Square, Edinburgh EH2 2YE, Scotland, telephone +44-131-556-8555.

      The SEC allows us to incorporate by reference information we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement.

      We incorporate by reference our Annual Report on Form 20-F for the year ended December 31, 2003, as filed with the SEC on April 26, 2004 and our Interim Report on Form 6-K for the six months ended June 30, 2004, furnished to the SEC on August 12, 2004. For more information on documents incorporated by reference you should read “Incorporation of Documents by Reference” in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

      From time to time, we may make statements regarding our assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Presentation of information — Forward-looking statements” and “Forward-looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2003 and in our Interim Report on Form 6-K for the six months ended June 30, 2004, respectively, which reports are incorporated by reference.

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

NOTICE TO INVESTORS

      We have not authorized any offer or sale of the Subordinated Notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”). The Subordinated Notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations.

USE OF PROCEEDS

      We will use the net proceeds from the sale of the Subordinated Notes in the general business of the Group and to further strengthen our capital base. We have raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

CAPITALIZATION OF THE GROUP

      The following table shows the Group’s authorized, issued and fully paid share capital, shareholders’ funds and indebtedness on an unaudited consolidated basis in accordance with UK GAAP as at June 30, 2004.

As at
June 30,
2004

£m
Share capital — authorized
Ordinary shares — shares of £0.25 each	1,020
Non-voting deferred shares — shares of £0.01 each	323
Additional value shares — shares of £0.01 each	27
Preference shares(1)	528

1,898

Share capital — allotted, called up and fully paid
Ordinary shares	784
Non-voting deferred shares	27
Preference shares(2)	2

813
Retained income and other reserves	31,595

Total shareholders’ funds	32,408

Group indebtedness
Dated loan capital	9,658
Undated loan capital	8,174

17,832
Debt Securities in issue	51,721

Total indebtedness	69,553

Total capitalization and indebtedness	101,961

(1)	The authorized preference share capital of the Group as at June 30, 2004 was £528 million, consisting of 348.5 million non-cumulative preference shares of $0.01 each, 3.9 million non-cumulative convertible preference shares of $0.01 each, 66 million non-cumulative preference shares of €0.01 each, 3 million non-cumulative convertible preference shares of €0.01 each, 900 million non-cumulative convertible preference shares of £0.25 each, 1.0 million non-cumulative convertible preference shares of £0.01 each, 0.9 million cumulative preference shares of £1 each and 300 million non-cumulative preference shares of £1 each.

(2)	The allotted, called up and fully paid preference share capital of the Group as at June 30, 2004 was £2 million, consisting of 82 million non-cumulative preference shares of $0.01 each, 1.9 million non- cumulative convertible preference shares of $0.01 each, 0.75 million non-cumulative convertible preference shares of €0.01 each, 0.2 million non-cumulative convertible preference shares of £0.01 each and 0.9 million cumulative preference shares of £1 each.

      As at June 30, 2004, the Group had total liabilities, including shareholders’ funds, of £519 billion, including deposits by banks of £84 billion and customer accounts of £254 billion.

      All of the indebtedness described above or below is unsecured. None of the indebtedness described above or below is guaranteed.

      As at June 30, 2004, the Group had contingent liabilities including guarantees arising in the normal course of business totaling £15,048 million, consisting of acceptances and endorsements of £349 million, guarantees and assets pledged as collateral security of £8,872 million and other contingent liabilities of £5,827 million.

      On July 2, 2004, RBS issued €1,000 million floating rate undated subordinated notes and €500 million fixed/floating rate undated subordinated notes.

      On July 5, 2004, National Westminster Bank Plc, a subsidiary of the Group, redeemed £100 million 12.5% subordinated unsecured loan stock.

      On August 24, 2004, the Group issued $950 million fixed rate non-cumulative trust preferred securities and $550 million floating rate non-cumulative trust preferred securities, accounted for as non-equity minority interests in the consolidated accounts of the Group.

      On August 26, 2004, the Group issued 37 million non-cumulative dollar preference shares, Series M, each with a liquidation preference of $25 per share.

      Following the completion of the acquisition of Charter One Financial, Inc. on September 1, 2004, the consolidated dated loan capital increased by $400 million.

      On September 22, 2004, RBS issued €1,000 million fixed rate dated subordinated notes.

      On September 27, 2004, the Group issued $450 million floating rate non-cumulative trust preferred securities, accounted for as non-equity minority interests in the consolidated accounts of the Group.

      On September 30, 2004, the Group exchanged its $850 million exchangeable capital securities, Series B into 34 million non-cumulative dollar preference shares, Series L, each with a liquidation preference of $25 per share.

      On October 14, 2004, RBS issued $500 million floating rate dated subordinated notes and National Westminster Bank Plc redeemed $650 million floating rate subordinated notes.

      On October 26, 2004, RBS redeemed $150 million floating rate notes.

      On October 27, 2004, RBS issued AUD590 million fixed rate dated subordinated notes and AUD410 million floating rate dated subordinated notes.

      On November 8, 2004, RBS issued JPY25 billion fixed rate undated subordinated notes.

      On November 29, 2004, the Group issued 1.25 million non-cumulative preference shares, Series 1, each with a liquidation preference of €1,000 per share.

      Save as disclosed above, there has been no significant change in the contingent liabilities (including guarantees), total capitalization and indebtedness of the Group since June 30, 2004.

RECENT DEVELOPMENTS

      The Group completed a number of acquisitions during the first eleven months of 2004. These included:

      In January 2004, Ulster Bank completed the acquisition of First Active plc, for a cash consideration of €887 million.

      In March 2004, RBS completed the purchase of the credit card portfolio of People’s Bank in the United States.

      In August 2004, Citizens completed the acquisition of Charter One Financial, Inc. for a cash consideration of $10.5 billion.

      In September 2004, the Group completed the acquisition of Lynk Systems Inc., a merchant acquiring business in the United States for a total consideration of $525 million.

RATIO OF EARNINGS TO FIXED CHARGES

	Six Months
	Ended
	June 30,		Year Ended December 31,

	2004	2003	2003	2002	2001

Based upon UK GAAP:
Ratio of earnings to combined fixed charges and preference share dividends
— including interest on deposits	1.95	1.90	1.97	1.73	1.49
— excluding interest on deposits	7.39	6.97	7.16	5.12	4.45
Ratio of earnings to fixed charges only
— including interest on deposits	2.02	1.99	2.05	1.82	1.55
— excluding interest on deposits	9.56	9.91	9.85	7.13	6.52
Based upon US GAAP:
Ratio of earnings to combined fixed charges, preference share dividends and perpetual regulatory securities interest
— including interest on deposits	2.02	1.83	1.98	1.97	1.51
— excluding interest on deposits	7.90	6.49	7.24	6.49	4.63
Ratio of earnings to fixed charges only
— including interest on deposits	2.09	1.92	2.07	2.07	1.59
— excluding interest on deposits	10.22	9.22	9.96	9.03	6.98

      For purposes of calculating our ratio of earnings to fixed charges, earnings consist of income before tax and minority interests, plus fixed charges less the unremitted income of associated undertakings (share of profits less dividends received). Fixed charges consist of total interest expense, including or excluding interest on deposits and debt securities in issue, as appropriate, and the proportion of rental expense deemed representative of the interest factor (one-third of total rental expenses).

DESCRIPTION OF THE SUBORDINATED NOTES

      The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities.” If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

General

      The Subordinated Notes will constitute a separate series of subordinated debt securities issued under a subordinated debt indenture between us and The Bank of New York as trustee. The summary of certain terms of the Subordinated Notes set out below and the description contained in the accompanying prospectus may not contain all of the information that may be important to you. You should read the indenture, a form of which we filed with the SEC as an exhibit to our registration statement.

      The Subordinated Notes will initially be issued in the aggregate principal amount of $675,000,000 and will be sold in minimum denominations of $1,000 and integral multiples of $1,000. We may, without the consent of the holders of the Subordinated Notes, issue additional Subordinated Notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes. Any such additional Subordinated Notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the indenture. There is no limitation on the amount of Subordinated Notes or other debt securities that we may issue under the indenture.

      The Subordinated Notes will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of The Depository Trust Company. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Payments

      The Subordinated Notes will mature on January 8, 2015. Interest on the Subordinated Notes will accrue on their principal amount at the annual rate specified on the cover of this prospectus supplement, payable semi-annually in arrears on January 8 and July 8, to the holders of record 15 calendar days prior to the date thereof, commencing on July 8, 2005, and on maturity. Interest on the Subordinated Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

      If we do not make a payment of principal or interest on any payment date, our obligation to make that payment will be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a payment of principal, until the first business day after the date that falls six months after the original payment date. If we fail to make a payment before the date to which payment is deferred in this way, that failure will not constitute a default or otherwise allow any holder to sue us for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the annual rate shown on the front cover of this prospectus supplement. Any payment deferred in this way will not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default (as described in the accompanying prospectus) has occurred, until the Deferred Payment Date (as defined in the accompanying prospectus). For more details you should read “Description of Debt Securities — Payments — Subordinated Debt Securities” and “Description of Debt Securities — Events of Default and Defaults; Limitation of Remedies” in the accompanying prospectus.

Redemption

      We may redeem the Subordinated Notes in whole but not in part in the event of certain changes in the tax laws of the United Kingdom. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to the date of redemption.

      If we elect to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless we fail to pay the redemption price on the payment date. The circumstances in which we may redeem the Subordinated Notes and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities — Redemption.”

Waiver of Right to Set-off

      By accepting a Subordinated Note, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during a winding up of the Group.

Listing

      We intend to apply for the listing of the Subordinated Notes on the Luxembourg Stock Exchange in accordance with its rules. If the Subordinated Notes are listed on the Luxembourg Stock Exchange, all notices regarding the Subordinated Notes will, so long as the rules of the Luxembourg Stock Exchange require, be published in a daily newspaper of general circulation in Luxembourg, which is expected to be the Luxemburger Wort.

ISIN and CUSIP Numbers

      The ISIN for the Subordinated Notes is US780097AP69 and the CUSIP number is 780097 AP 6.

CERTAIN US FEDERAL AND UK TAX CONSEQUENCES

      The following is a summary of certain US federal and UK tax consequences of the acquisition, ownership and disposition of the Subordinated Notes by a “US holder”, a beneficial owner of the Subordinated Notes that is a citizen or resident of the United States, or that otherwise will be subject to US federal income tax on a net income basis in respect of the Subordinated Notes, that is not connected with us for relevant tax purposes, that holds the Subordinated Notes as capital assets and that purchases them as part of the initial offering of the Subordinated Notes at their “issue price”, which will be equal to the first price to the public (not including bondhouses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Subordinated Notes is sold for money.

      Although the following discussion does not purport to describe all of the tax considerations that may be relevant to a prospective purchaser of the Subordinated Notes, in the opinion of Linklaters, it summarizes the material UK tax consequences to US holders of holding Subordinated Notes and in the opinion of Davis Polk & Wardwell, it summarizes the material US federal tax consequences to US holders of holding Subordinated Notes.

      This summary does not address the tax consequences to a US holder:

•	that is resident (or, in the case of an individual, ordinarily resident) in the United Kingdom for UK tax purposes; or

•	that is a corporation which alone or together with one or more associated corporations, controls, directly or indirectly, 10% or more of our voting stock.

      The statements regarding UK and US tax laws and practices set out below, including those regarding the US/ UK double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and conventions as in force and as applied in practice on the date of this prospectus supplement. They are subject to changes in those laws, practices and conventions, and any relevant judicial decision, after the date of this prospectus supplement. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each US holder. You should satisfy yourself as to the tax consequences in your own particular circumstances of the acquisition, ownership and disposition of the Subordinated Notes.

United Kingdom

      Payments. Interest that we pay on the Subordinated Notes will not be subject to withholding or deduction for UK income tax purposes, provided that the Subordinated Notes are and remain listed on the Luxembourg Stock Exchange or some other “recognised stock exchange” within the meaning of Section 841 of the Income and Corporation Taxes Act 1988.

      In all other cases, UK income tax will generally be withheld at the lower rate (currently 20%), unless the UK Inland Revenue has issued a direction to the contrary, granting relief to you pursuant to the provisions of the Treaty, or certain other exceptions relating to the status of the bondholder apply. Certain US holders will be entitled to receive payments (including payments on definitive Subordinated Notes which would, in accordance with the foregoing, otherwise be paid after withholding of income tax at the prescribed rate) free of withholding of UK income tax under the Treaty and will under current Inland Revenue administrative procedures be able to make a claim for the issuance of such a direction by the UK Inland Revenue. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If such a direction is not given, we will be required to withhold tax, although a US holder entitled to relief under the Treaty may subsequently claim the amount withheld from the UK Inland Revenue.

      Payments of interest on the Subordinated Notes have a UK source and may be chargeable to UK tax by direct assessment. Where the payments are made without withholding or deduction, the payments will not be assessed to UK tax if you are not resident in the United Kingdom, except if you carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency, or in the case of a corporate US holder, a permanent establishment in the UK in connection with which the payments are received or to which the Subordinated Notes are attributable, in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the UK branch or agency or permanent establishment.

      Any paying agent or other person by or through whom interest is paid to, or by whom interest is received on behalf of, an individual, may be required to provide information in relation to the payment and the individual concerned to the UK Inland Revenue. The Inland Revenue may communicate this information to the tax authorities of other jurisdictions.

      Disposal (including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a US holder who is an individual or other non-corporation tax payer will not, upon disposal (including redemption) of a Subordinated Note, be liable for UK taxation on gains realized, unless at the time of the disposal the US holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency and the Subordinated Note was used in or for the purposes of the trade, profession or vocation or acquired for use and used by or held for the purposes of that branch or agency.

      A US holder who is an individual and who has ceased to be resident or ordinarily resident for tax purposes in the UK for a period of less than five years of assessment and who disposes of a Subordinated Note during that period may be liable to UK tax on chargeable gains arising during the period of absence, subject to any available exemption or relief.

      A US holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a Subordinated Note, recognize any UK income tax charge on accrued but unpaid payments of interest, unless the US holder at any time in the relevant year of assessment or accounting period carried on a trade in the United Kingdom through a branch or agency to which the Subordinated Note is attributable.

      Annual Tax Charges. Corporate US holders who do not carry on a trade, profession or vocation in the United Kingdom through a permanent establishment in the UK to which the Subordinated Notes are attributable will not be liable to UK tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Subordinated Notes.

      Stamp Duty and Stamp Duty Reserve Tax. No UK stamp duty or stamp duty reserve tax will be payable on the issue, transfer or redemption of the Subordinated Notes.

      EU Directive on taxation of savings income. The Council of the European Union has adopted a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, Member States of the European Union will be required from a date not earlier than July 1, 2005 to provide to the tax authorities of another Member State the details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, except that Belgium, Luxembourg and Austria will instead operate a withholding system for a transitional period in relation to such payments unless during such period they elect otherwise.

United States

      Except upon a deferral of a payment of interest, payments of interest on a Subordinated Note (including any UK tax withheld) will be includable in income by a US holder as ordinary interest income at the time it accrues or is received in accordance with the US holder’s method of accounting. In the event that one or more payments of interest is deferred, a US holder may be required to include interest, as original issue discount, in income under a constant yield method. Interest income from the Subordinated Notes (including any UK tax withheld) will constitute foreign source income which may be relevant to the US holder in calculating the US holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

      A US holder will, upon sale, exchange or redemption of a Subordinated Note, generally recognize capital gain or loss for US federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts received that are attributable to accrued interest which will be treated as ordinary interest income) and the US holder’s tax basis in the Subordinated Note. Any gain or loss will generally be US source. You should consult your own tax advisor regarding the US federal tax treatment of capital gain or loss.

UNDERWRITING

      We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Subordinated Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the principal amount of Subordinated Notes indicated opposite such Underwriter’s name in the following table.

Principal Amount
of Subordinated
Underwriters	Notes

Banc of America Securities LLC	$330,750,000
Greenwich Capital Markets, Inc.	330,750,000
J.P. Morgan Securities Inc.	13,500,000

Total	$675,000,000

      Subordinated Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Subordinated Notes sold by the Underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.30% of the principal amount of the Subordinated Notes. Any such securities dealers may resell any Subordinated Notes purchased from the Underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of the Subordinated Notes. If all the Subordinated Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms.

      We intend to apply for the listing of the Subordinated Notes on the Luxembourg Stock Exchange. The Subordinated Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Subordinated Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Subordinated Notes.

      It is expected that delivery of the Subordinated Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+5”). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next business day will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Subordinated Notes who wish to trade Subordinated Notes on the date of pricing or the next business day should consult their own advisors.

      In connection with the offering, the Underwriters may purchase and sell Subordinated Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Subordinated Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Subordinated Notes while the offering is in progress.

      The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Subordinated Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

      These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected on the Luxembourg Stock Exchange, in the over-the-counter market or otherwise.

      We will pay certain expenses in connection with the offering, including up to $15,000 to be paid to the Underwriters as partial reimbursement of their expenses.

      We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in investment banking and commercial banking transactions with us or our affiliates.

      The offering is being made in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the “NASD”) because Greenwich Capital Markets, Inc. and Citizens Securities, our wholly-owned indirect subsidiaries may participate in offerings under our shelf registration statement of which this prospectus supplement and the accompanying prospectus are a part. Greenwich Capital Markets, Inc. is participating as a joint lead manager in this offering. Maximum underwriting compensation for any offering under our shelf registration statement will not exceed 8% of the offering proceeds.

      All post-effective amendments or prospectus supplements disclosing actual price and selling terms will be submitted to the NASD Corporate Financing Department at the same time they are filed with the SEC. The Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of the issuer is or becomes an affiliate or associated person of an NASD member participating in the distribution. All NASD members participating in the offering understand the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101.

      The Subordinated Notes are offered for sale only in jurisdictions where it is legal to make such offers. No Subordinated Notes are being offered to the public in the United Kingdom.

      Each Underwriter has represented and agreed that:

•	it has not offered or sold and, prior to the expiry of a period of six months from the date of issue of the Subordinated Notes, will not offer or sell any Subordinated Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Subordinated Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Subordinated Notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

      Our US counsel, Davis Polk & Wardwell, and US counsel for the underwriters, Sidley Austin Brown & Wood, will pass upon certain legal matters relating to the Subordinated Notes. Our Scottish solicitors, Dundas & Wilson C.S., will pass upon the validity of the Subordinated Notes under Scots law. Our English solicitors, Linklaters, will pass upon the subordination provisions of the Subordinated Notes as well as certain matters of English law relating to the issue and sale of the Subordinated Notes.

PROSPECTUS

THE ROYAL BANK OF SCOTLAND GROUP plc

By this prospectus we may offer —

DEBT SECURITIES
DOLLAR PREFERENCE SHARES
TRUST PREFERRED SECURITIES to be issued by any of the
RBS Trusts

up to an aggregate initial offering price of $3,550,000,000

or the equivalent thereof.

We will provide the

specific terms of these
securities in supplements to
this prospectus. You should
read this prospectus and the
supplements carefully
before you invest.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is August 17, 2004.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the US Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,550,000,000 or the equivalent in one or more foreign currencies or currency units.

      This prospectus provides you with a general description of the debt securities, trust preferred securities, partnership preferred securities, dollar preference shares and subordinated guarantees we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the Securities and Exchange Commission. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where Can You Find More Information”.

      The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where Can You Find More Information”.

Certain Terms

      In this prospectus, the terms “we”, “us” and “our” refer to The Royal Bank of Scotland Group plc, the term “Group” or “RBSG” means The Royal Bank of Scotland Group plc and its subsidiaries, the term “RBS plc” means The Royal Bank of Scotland plc, the term “RBS” or the “Royal Bank” means RBS plc and its subsidiaries, the term “NWB Plc” means National Westminster Bank Plc and the term “NatWest” means NWB Plc and its subsidiaries.

      We publish our consolidated financial statements in pounds sterling (“£” or “sterling”). In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

      Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus in the general business of our Group and to strengthen further our Group’s capital base. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

THE ROYAL BANK OF SCOTLAND GROUP

      The Royal Bank of Scotland Group plc is the holding company of one of the world’s largest banking and financial services groups, with a market capitalisation of approximately £50 billion at June 30, 2004. The Group’s principal operating subsidiary is The Royal Bank of Scotland plc. As of January 31, 2003, the entire issued ordinary share capital of National Westminster Bank Plc was transferred from us to RBS plc. Both the Royal Bank and NatWest are major UK clearing banks whose origins go back over 275 years. The Group has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers. Our registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and our principal place of business is 42 St Andrew Square, Edinburgh EH2 2YE, Scotland, telephone +44 131 556 8555.

THE RBS TRUSTS

      Each series of trust preferred securities will be issued by an RBS Trust. Each of RBS Capital Trust I, RBS Capital Trust II, RBS Capital Trust III and RBS Capital Trust IV are statutory trusts that RBSG Capital Corporation and The Bank of New York (Delaware) formed under the Delaware Statutory Trust Act, as amended. RBSG Capital Corporation and The Bank of New York (Delaware) formed the RBS Trusts on May 10, 2002 by executing a declaration of trust and by filing a certificate of trust with the Secretary of State of the State of Delaware for each RBS Trust. We will amend and restate the initial declarations of trust in their entirety substantially in the form of the Form of Amended and Restated Declaration of Trust which we filed as an exhibit to the registration statement of which this prospectus is a part. We will qualify each such amended and restated declaration of trust as an indenture under the US Trust Indenture Act of 1939, as amended. When any trust issues a series of trust preferred securities, the amended and restated declaration of trust relating to that trust will contain, and the prospectus supplement relating to that series of trust preferred securities will summarize, the terms and other provisions relating to that series of trust preferred securities. Each trust will issue only one series of trust preferred securities.

      The only purposes of each trust will be to (1) issue and sell the trust securities, (2) invest in and hold the partnership preferred securities, (3) distribute payments received in respect of the partnership preferred securities, and (4) engage only in those other activities necessary or incidental thereto.

      Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee under each relevant amended and restated declaration of trust.

THE RBS LIMITED PARTNERSHIPS

      Each series of partnership preferred securities will be issued by an RBS Capital LP. Each of RBS Capital LP I, RBS Capital LP II, RBS Capital LP III and RBS Capital LP IV are limited partnerships that RBS Capital Trust I, RBS Capital Trust II, RBS Capital Trust III and RBS Capital Trust IV, respectively, and RBSG Capital Corporation formed under the Delaware Revised Uniform Limited Liability Partnership Act, as amended. The RBS Trusts and RBSG Capital Corporation formed the RBS Capital LPs on May 10, 2002 pursuant to an agreement of limited partnership and by filing a certificate of limited partnership with the Secretary of State of the State of Delaware for each RBS Capital LP. We will amend and restate the initial agreement of limited partnership for each of the RBS Capital LPs in its entirety substantially in the form of the Form of Amended and Restated Limited Partnership Agreement that we filed as an exhibit to the registration statement of which this prospectus is a part. Upon amendment and restatement of an agreement of limited partnership, a partnership will consist of a general partner, RBSG Capital Corporation, and two types of limited partner: the limited partners whose interests are represented by the partnership preferred securities initially held by the related trust and the priority limited partner, RBS plc. The general partner of each partnership will manage, and make an initial capital contribution to, the respective partnership. Except as otherwise set forth in the applicable prospectus supplement, the limited partners of a partnership will have no right to vote or otherwise manage the affairs of the partnership. As long as the partnership preferred securities of a partnership remain outstanding, the general partnership interest and the priority limited partnership interest of such partnership will be held by a member of the Group.

      The only purposes of each partnership will be to (1) issue the partnership preferred securities, the general partnership interest and the priority limited partnership interest, (2) invest in and hold the subordinated notes issued by us and/or other eligible investments issued by a member of the Group, (3) distribute payments on the limited partnership interests and (4) engage only in those other activities necessary or incidental thereto. Each partnership agreement will prohibit the partnership from incurring any indebtedness for borrowed money or issuing any type of security other than the partnership preferred securities, the general partnership interest and the priority limited partnership interest.

DESCRIPTION OF DEBT SECURITIES

      The following is a summary of the general terms of the debt securities. Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

      All of these debt securities of any series will be our subordinated obligations. Debt securities that have no stated maturity will be issued under a capital securities indenture. Other debt securities will be issued under a subordinated debt indenture. The Bank of New York is trustee under both indentures.

General

      The debt securities are not deposits and are not insured by the United States Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

      The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are capital securities or subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the times and places at which any interest payments are payable;

•	any date of maturity;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of defaults with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

      In addition, the prospectus supplement will describe the material US federal and UK tax considerations that apply to any particular series of debt securities.

      Debt securities may bear interest at a fixed rate or a floating rate. We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

      Holders of debt securities shall have no voting rights except those described under “— Modification and Waiver” below.

Form of Debt Securities; Book-Entry System

General

      Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

      The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

      The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

      So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures. Except as described below under “— Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

      Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

      DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

      DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Euroclear. Euroclear Bank holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear Bank provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

      Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

      So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities and the trustee does not appoint a successor to the depositary within 120 days;

•	we are wound up and we fail to make a payment on the debt securities when due; or

•	at any time we determine in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

      Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

      Definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

      Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

      If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies.

      If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

      Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Payments

      We will make any payments of interest and, in the case of subordinated debt securities, principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

      Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on that series of subordinated debt securities on any payment date, our obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date. Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Capital Securities

      We are not required to make payments on any series of capital securities on any payment date and if we fail to make a payment, that shall not create a default. Any payment that we do not make in respect of any series of capital securities on any applicable payment date, together with any other unpaid payments, so long as they remain unpaid, shall be “Missed Payments” and will accumulate until paid. Missed Payments will not bear interest.

      We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee, but all Missed Payments on all capital securities of a particular series outstanding at the time shall become due and payable in full upon the occurrence of an “Event of Default” or, subject to the “solvency condition”, a “Capital Security Default”. These terms are defined below under “— Events of Default and Defaults; Limitation of Remedies”. If we give notice that we intend to pay all or part of the Missed Payments on the capital securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice.

      Except in a winding up, all payments on the capital securities of any series will be conditional upon our being solvent at the time of payment, and we will not make any payment unless we will still be solvent immediately afterwards. This is called the “solvency condition”. For this purpose, we shall be solvent if we are able to pay our debts as they fall due and our total non-consolidated assets exceed our total non-consolidated liabilities, excluding liabilities that do not constitute “Senior Claims” (as defined under “— Subordination” below) except in the case of the optional redemption or repurchase of any capital securities. A report as to our solvency by a director or, in certain circumstances, our auditors shall, unless there is a manifest error, be treated and accepted by us, the trustee and any holder of capital securities as correct and sufficient evidence of solvency or insolvency. If we fail to make any payment as a result of failure to satisfy the solvency condition, that payment will constitute a Missed Payment and will accumulate with any other Missed Payments until paid. In a winding up, the amount payable on capital securities of any series will be determined in accordance with the capital security subordination provisions described under “— Subordination” below.

      You should note that if we are unable to make any payment on the capital securities of any series because we are not able to satisfy the solvency condition, the amount of any payment which we would otherwise make will be available to meet our losses.

Subordination

Subordinated Debt Securities

      Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any of our creditors, in the manner provided in the subordinated debt indenture.

Capital Securities

      Unless the relevant prospectus supplement provides otherwise, in a winding up, the principal amount of, and payments and any Missed Payments on, any series of capital securities will be subordinate to, and subject in right of payment to the prior payment in full of, all Senior Claims. The following are “Senior Claims” in respect of any series of capital securities:

•	all claims of our unsubordinated creditors admitted in the winding up;

•	all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the claims of any holder of capital securities of any series.

      Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

      If at any time an order is made or a shareholders’ resolution is passed for a winding up, any amounts that would have been payable in respect of the capital securities of any series if, on and after the day immediately before the winding up began, any holder of those capital securities had been the holder of preference shares in our capital with a preferential right to a return of assets in the winding up over the holders of all other issued shares, including all classes of our preference shares, will be payable on those capital securities. These amounts will be calculated assuming that such preference shares were entitled, to the exclusion of all other rights or privileges, to receive as a return of capital an amount equal to the principal amount of the capital securities of the series then outstanding, together with all payments accrued to the date of repayment at the rate provided for in those capital securities and any Missed Payments. Accordingly, no amount will be payable in a winding up on any series of capital securities until all Senior Claims admitted in the winding up have been paid in full.

General

      As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of our unsubordinated liabilities and, in the case of the holders of capital securities, the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities. If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the UK.

      In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Additional Amounts

      Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the UK or any UK political subdivision or authority that has the power to tax (a “UK taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and payments and Missed Payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of principal and any payments and Missed Payments which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any tax that would not have been payable or due but for the fact that:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any payments or Missed Payments on, any debt security of the relevant series;

•	except in the case of a winding up in the UK, the relevant debt security is presented (where presentation is required) for payment in the UK;

•	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any payments or Missed Payments on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

•	the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•	the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to the principal of, and payments and Missed Payments on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

      Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any payments, or any Missed Payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

      Unless the relevant prospectus supplement provides otherwise and, in the case of capital securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, and all Missed Payments in the case of Capital Securities, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if any of the following events occurs:

•	we determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement;

•	in making any payments or Missed Payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•	payments, including Missed Payments, on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the UK, or any statutory modification or re-enactment of the Act; or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

      In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent UK counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

      The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. In the case of capital securities, redemption will only be allowed if the solvency condition is satisfied. Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will, subject to the solvency condition, become due and payable on the redemption date and that payments will cease to accrue on such date; and

•	the place or places at which each holder may obtain payment of the redemption price.

      In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

      We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows and if, in the case of capital securities, the solvency condition is satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

      Under existing UK Financial Services Authority requirements, we may not make any redemption or repurchase of any debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless the UK Financial Services Authority consents in advance. The UK Financial Services Authority may impose conditions on any redemption or repurchase.

Modification and Waiver

      We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any subordinated debt security or the terms of any capital security to include a stated maturity date;

•	reduce the principal amount of or the payments or any Missed Payments with respect to any debt security;

•	change our obligation (or our successor’s) to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Event of Default, Subordinated Debt Security Default or Capital Security Default;

•	modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

      In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, Events of Default, Subordinated Debt Security Defaults, Capital Security Defaults or Capital Security Payment Events, may require the consent of the UK Financial Services Authority.

Events of Default and Defaults; Limitation of Remedies

Events of Default

      Unless the relevant prospectus supplement provides otherwise, if (i) a court of competent jurisdiction makes an order which is not successfully appealed within 30 days or (ii) an effective shareholders’ resolution is validly adopted, for our winding up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute an “Event of Default” with respect to the debt securities of each series. If an Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of each series may declare the principal amount of, any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), and any Missed Payments, on the debt securities of the series to be due and payable immediately in accordance with the terms of the indenture. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

      Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its Deferred Payment Date and such failure continues for 14 days; or

•	all or any part of the principal of any subordinated debt security of that series is not paid on its Deferred Payment Date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

      If a Subordinated Debt Security Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including commencing a proceeding for our winding up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. However, failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, or if there is doubt as to the validity or applicability of any law, regulation or order, in accordance with advice given at any time before the expiry of the applicable 14-day or 7-day period by independent legal advisers acceptable to the trustee. In the second case, the trustee may require us to take action (including proceedings for a court declaration) to resolve the doubt, if counsel advises it that such action is appropriate and reasonable in the circumstances, in which case we shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution of the doubt. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or 7-day period after the trustee gives written notice to us informing us of such determination.

      By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

Capital Security Defaults

      Unless the relevant prospectus supplement provides otherwise, it shall be a “Capital Security Default” with respect to any series of capital securities if:

•	we fail to pay or to set aside a sum to provide for payment of any Missed Payments on or prior to the date upon which a dividend is paid on any class of our share capital, or we make a redemption or repurchase of any other capital securities of the same series other than a repurchase in connection with dealing in securities, and such failure continues for 30 days; or

•	we fail to pay or to set aside a sum to provide for payment of the principal amount, any accrued but unpaid payments and any Missed Payments on the date fixed for redemption of the capital security and such failure continues for 7 days.

      If any Capital Security Default shall occur and is continuing, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a proceeding for our winding up in England or Scotland (but not elsewhere), but the trustee may not declare the principal amount of any outstanding capital security to be due and payable. If we fail to make payment as described above and the solvency condition is not satisfied at the end of the 30-day or 7-day period following that failure, it shall not create a Capital Security Default but instead shall create a “Capital Security Payment Event”. On a Capital Security Payment Event, the trustee may institute proceedings in England or Scotland (but not elsewhere) for our winding up but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

      By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital securities or the applicable indenture (or between our obligations under or in respect of any capital securities and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding up.

General

      The holder or holders of not less than a majority in aggregate principal amount of the debt securities of any series may waive any past Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the series, except an Event of Default, Subordinated Debt Security Default or Capital Security Default in respect of the payment of principal of or payments or Missed Payments on, any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

      Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

      The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Event of Default, Subordinated Debt Security Default, Capital Security Default, or Capital Security Payment Event known to it, unless the Event of Default, Subordinated Debt Security Default, Capital Security Default or Capital Security Payment Event has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

      We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

      We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes our obligations on the debt securities and under the applicable indenture, and that certain other conditions are met.

      Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee, on a subordinated basis in substantially the manner described under “— Subordination” above, the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by any UK taxing jurisdiction, rather than taxes imposed by any UK taxing jurisdiction. However, if we make payment under the guarantee, we shall be required to pay Additional Amounts related to taxes, subject to the exceptions described in “— Additional Amounts” above, imposed by any UK taxing jurisdiction by reason of the guarantee payment. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “— Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption. However, the determination of whether the solvency condition has been satisfied shall continue to be made with reference to The Royal Bank of Scotland Group plc, unless applicable law requires otherwise.

      An assumption of our obligations under the debt securities of any series might be deemed for US federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the US federal, state and local income tax consequences of an assumption.

Governing Law

      The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of debt securities and the indentures will be governed by and construed in accordance with the laws of England.

Notices

      All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

      The Bank of New York is trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the US Trust Indenture Act. Subject to the provisions of the US Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of our business. The Bank of New York is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our preference shares, and trustee with respect to certain of our exchangeable capital securities.

Consent to Service of Process

      Under the indentures, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      The following is a summary of the general terms of the trust preferred securities that will apply to each series of trust preferred securities. Each time that a series of trust preferred securities is issued, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those trust preferred securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms relating to a particular series of trust preferred securities. If there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the relevant trust’s certificate of trust and declaration of trust and the form of the amended and restated declaration of trust under which the trust will issue a particular series of trust preferred securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

      The trust preferred securities will be issued by RBS Capital Trust I, RBS Capital Trust II, RBS Capital Trust III or RBS Capital Trust IV, each of which is a Delaware statutory trust. The description that follows is applicable to each trust and the trust preferred securities issued by such trust.

General

      When a trust issues a series of trust preferred securities, its declaration of trust will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of trust preferred securities. Each trust will issue only one series of trust preferred securities. Each declaration of trust will be qualified as an indenture under the US Trust Indenture Act of 1939. Unless the prospectus supplement states otherwise, The Bank of New York will act as property trustee under each declaration of trust.

      Each series of trust preferred securities will represent undivided beneficial interests in the assets of the applicable trust. The holders of the trust preferred securities will be entitled to a preference in certain circumstances regarding distributions from the trust and amounts payable on redemption or liquidation over the corresponding series of trust common securities, as well as other benefits as described in the relevant declaration of trust.

      Each time a trust issues a series of trust preferred securities, the prospectus supplement relating to that series will describe the terms of the offered trust preferred securities, including some or all of the following terms:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust and the liquidation preference of each such trust preferred security;

•	the annual distribution rate (or method of determining such rate) for trust preferred securities issued by the trust and the date or dates upon which such distributions will be payable;

•	the amount or amounts which will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary liquidation, dissolution, winding up or termination of the trust;

•	any obligation or right of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

•	any voting rights of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of trust;

•	any conversion or exchange provisions, or any redemption provisions in addition to or in lieu of those described in this prospectus; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust, consistent with the declaration of trust and with applicable law.

      In addition, the prospectus supplement will describe the material US federal and UK tax considerations that apply to any particular series of trust preferred securities.

      Unless the applicable prospectus supplement states otherwise, each trust may, without the consent of the holders of a series of trust preferred securities, issue additional trust preferred securities of that series and purchase additional partnership preferred securities with the proceeds of any such issue. Any additional trust preferred securities of a series will have the same terms and provisions as the other trust preferred securities of that series, and will constitute a further issuance of that series. There is no limitation on the amount of trust preferred securities of a series that the trust may issue, and the holders of the trust preferred securities will have no pre-emptive or similar rights with respect to any other securities of the trust.

Distributions

      Each trust will make distribution payments on its series of trust preferred securities to the extent the corresponding partnership has made distribution payments on the corresponding series of partnership preferred securities. Distributions will be payable at the rate set forth in the prospectus supplement and will be non-cumulative unless otherwise stated in the applicable prospectus supplement. See also “Description of Partnership Preferred Securities — Distributions”.

      All trust preferred securities will be guaranteed on a subordinated basis by us to the extent set forth in the section of this prospectus entitled “Description of Subordinated Guarantees” below and in the applicable prospectus supplement.

Limitations on Distributions

      Unless the applicable prospectus supplement indicates otherwise, distributions on each series of trust preferred securities will be payable unless and to the extent that the relevant partnership has received a “no distribution instruction” or a “partial distribution instruction” from us with respect to a specific distribution payment on the corresponding series of partnership preferred securities. Amounts not paid on the trust preferred securities as a result of such instructions or non-payment are not “due” or “payable” in accordance with the terms of the trust preferred securities. See “Description of Partnership Preferred Securities — Distributions — Limitations on Distributions”.

Additional Amounts

      Unless the applicable prospectus supplement indicates otherwise, each trust will make all payments on its respective trust preferred securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a UK taxing jurisdiction or a taxing jurisdiction in the United States (a “US taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction or a US taxing jurisdiction (each a “Relevant taxing jurisdiction”) requires the trust to make such deduction or withholding, the trust will pay or procure the payment of such additional amounts that are necessary in order that the net amounts paid to the holders of the trust preferred securities, after the deduction or withholding, shall equal the amounts which would have been payable to holders of the trust preferred securities if the deduction or withholding had not been required; provided that such payment shall be subject to the trust’s receipt of distributions on the partnership preferred securities for such purpose; provided further that, if any such additional amounts are not paid by the trust, holders of the trust preferred securities shall have a claim therefore pursuant to the terms of the trust securities subordinated guarantee. However, this will not apply to any tax that would not have been payable or due but for the fact that:

•	the holder or the beneficial owner of the trust preferred securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a Relevant taxing jurisdiction or otherwise having some connection with the Relevant taxing jurisdiction other than the holding or beneficial ownership of trust preferred securities of the relevant series;

•	the relevant trust preferred security is presented (where presentation is required) for payment in the Relevant taxing jurisdiction;

•	the relevant trust preferred security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting the trust preferred security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the trust preferred securities has failed to provide information concerning the nationality, residency or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a Relevant taxing jurisdiction as a precondition to exemption from all or part of the tax;

•	the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/ EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•	the relevant trust preferred security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant trust preferred security to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall additional amounts described in this paragraph be paid with respect to payments on the trust preferred securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts, had it been the holder.

      Any reference in this prospectus or the applicable prospectus supplement, in any context, to the payment of distributions or any payments on, or in respect of, any series of trust preferred securities, includes the payment of additional amounts to the extent that, in the context, such additional amounts are, were or would be payable.

Redemption of Trust Preferred Securities

      The trust preferred securities are perpetual securities and have no maturity date. The trust preferred securities are not redeemable at the option of the holders at any time. In the event that a series of partnership preferred securities is redeemed as described under “Description of Partnership Preferred Securities — Redemption of Partnership Preferred Securities”, the corresponding series of trust preferred securities will likewise be redeemed for an amount per trust preferred security equal to the redemption price of the applicable partnership preferred securities.

      If the trust preferred securities are redeemed in part, so long as the trust preferred securities are held by DTC, or its nominee, in the form of one or more global securities, the trust preferred securities will be redeemed pro rata in accordance with the requirements of DTC. If the trust preferred securities are not held in book-entry form, the property trustee will determine the number of trust preferred securities to be redeemed. The property trustee will determine the trust preferred securities to be called by lot or pro rata in its sole equitable discretion. However, the method used by the property trustee must satisfy the applicable requirements (including publication requirements) of any securities exchange or automated quotation system on which the trust preferred securities may then be listed or quoted.

      Notice of any redemption shall be made in accordance with the rules and procedures of the stock exchange upon which the trust preferred securities are listed, if any. If the trust preferred securities are to be redeemed in part only, the notice of redemption will state the proportion to be redeemed.

      If trust preferred securities in book-entry form are redeemed, the registrar will write down the relevant global certificate(s) to reflect the redemption in whole or in part of the trust preferred securities. In the case of trust preferred securities in definitive registered form, a new definitive certificate in a principal amount equal to the unredeemed portion of each trust preferred security will be issued to the relevant holder. This will take place upon delivery of the existing certificate to the registrar or any transfer agent for cancellation. Certificates will be available from the offices of the paying agent or any transfer agent or (at the risk and, if mailed at the request of the relevant holder otherwise than by ordinary uninsured mail, at the expense of that holder) sent by mail to the relevant holder.

      Subject to our Articles of Association, the special rights of any of our shares, and the provisions of applicable law, including the US federal securities laws, we or any of our subsidiaries may at any time and from time to time, purchase trust preferred securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, in each case upon the terms and conditions that our board of directors or an authorized committee thereof (referred to herein as the board of directors) shall determine.

      Under existing UK Financial Services Authority requirements, we may not redeem or repurchase any trust preferred securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless the UK Financial Services Authority consents in advance in writing. The UK Financial Services Authority may impose conditions on any redemption or repurchase.

      Any notice of redemption will be irrevocable. If the redemption price in respect of any trust preferred securities is improperly withheld or refused and is not paid by us, distributions on such trust preferred securities will continue to accrue in accordance with their terms until the redemption price is actually paid.

Procedures for the Redemption of Trust Preferred Securities

      Any notice that the trust will redeem trust preferred securities will be irrevocable. By 12:00 noon, New York City time, on the redemption date, provided that we or the partnership, as applicable, have paid the property trustee cash in the amount required to redeem the partnership preferred securities, the property trustee:

•	if the trust preferred securities are in book-entry form, will irrevocably deposit with DTC funds sufficient to pay the redemption amount and will give DTC irrevocable instructions and authority to pay the redemption amount for the trust preferred securities held through DTC in book-entry form, or

•	if the trust preferred securities are not in book-entry form, will irrevocably deposit with a paying agent for the trust preferred securities funds sufficient to pay the redemption price for any trust preferred securities in certificated form and will give the paying agents irrevocable instructions and authority to pay that amount to the holders on surrender of their trust preferred securities.

      If notice of an early call or redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all rights of holders of the trust preferred securities called for redemption will cease, except their right to receive the redemption price without interest.

Liquidation or Dissolution

Liquidation Upon a Trust Liquidation Event

      If a trust liquidation event (as defined below) occurs and the trust is unable to reverse such trust liquidation event within 90 days by taking administrative action, or pursuing any reasonable measure that in the sole judgment of the holder of the trust common securities will have no adverse effect on us, the trust, the partnership or the holders of the trust preferred securities, the trust administrator may dissolve the trust. If it does so, after we satisfy creditors of the trust, if any, as required by applicable law, the trust will distribute partnership preferred securities to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities. If the trust distributes the partnership preferred securities, the partnership preferred securities will be held through DTC and they will be subject to the same DTC provisions as the trust preferred securities with respect to transfer and exchange.

      A “trust liquidation event” means the occurrence of either (i) a trust tax event or (ii) an investment company event.

      A “trust tax event” means that we determine that, and have delivered to the trust administrator a written legal opinion of independent US or UK counsel of nationally recognized standing, as applicable, selected by us, in a form satisfactory to the trust administrator to the effect that:

•	in making any payments on the trust preferred securities, the trust has paid or will or would on the next distribution payment date be required to pay additional amounts on such securities; or

•	the trust has been, is or will be subject to tax in the United States or the United Kingdom or any political subdivision or authority therein or thereof having the power to tax.

      An “investment company event” means that we shall have requested and received an opinion of a nationally recognized US law firm experienced in such matters to the effect that there is more than an insubstantial risk that the trust is or will be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940 or any successor legislation, as a result of:

•	any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), or change in practice, the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation) after the date of issuance of the relevant series of trust preferred securities by any US legislative body, court, governmental agency or regulatory authority; or

•	any change after the date of issuance of the relevant series of trust preferred securities in the laws of the United Kingdom relating to the enforceability of either of the subordinated guarantees thereunder, as confirmed in an opinion of a nationally recognized English law firm experienced in such matters.

      A trust liquidation event, absent a simultaneous partnership special redemption event or partnership liquidation event, will not result in either the liquidation of the partnership or the redemption of any partnership preferred securities.

Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares

      If at any time:

•	the partnership is liquidated, dissolved, wound up or terminated (where no order has been made or effective resolution passed for our winding up);

•	the UK Financial Services Authority requires us to effect a substitution because the capital adequacy requirements of the UK Financial Services Authority then applicable to us and/or any of our subsidiaries are not or would not be met; or

•	following the occurrence of a partnership special redemption event, we elect in our discretion to effect such substitution,

(each, “a substitution event”), we will undertake, pursuant to the subordinated guarantees, to use reasonable efforts to implement the steps to obtain the corporate authorizations necessary to (i) effect the substitution of the trust preferred securities for dollar preference shares which we will issue and which will have equivalent liquidation preference and which will bear dividends at the distribution rate applicable to the partnership preferred securities and will have the rights and preferences described in this prospectus and the accompanying prospectus supplement; provided, however, that no additional amounts will be payable with respect to withholding taxes, if any, imposed on the dollar preference shares, (ii) register the dollar preference shares under the Securities Act, and (iii) obtain a listing of the dollar preference shares on the New York Stock Exchange or a similarly recognized exchange.

      We will also undertake to pay any stamp duty, stamp duty reserve tax and other duties imposed in connection with the allotment and issuance of the dollar preference shares into the ADR depositary arrangement. See “Description of Dollar Preference Shares” below.

      To effect the substitution of the trust preferred securities for dollar preference shares pursuant to the subordinated guarantees, we will take, or procure the taking of, such actions as shall be necessary to (i) exchange the subordinated notes (or eligible investments, as the case may be) for dollar preference shares, (ii) dissolve the partnership (such dissolution to occur at the time the dollar preference shares are distributed to the trust), and (iii) dissolve the trust (such dissolution to occur at the time the dollar preference shares are distributed to the holders of the trust preferred securities). Dollar preference shares represented by American Depositary Shares (ADSs) evidenced by American Depositary Receipts (ADRs) will be distributed to the holders of the trust preferred securities on a pro rata basis in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities.

      The dollar preference shares will be represented by a single certificate and will be represented by ADSs of a corresponding series evidenced by ADRs. If in registered form, the certificate representing the dollar preference shares will be issued to the ADR depositary and if in bearer form, the certificate will be deposited with the ADR depositary under the ADR deposit agreement. Additional terms and conditions of the dollar preference shares and the ADSs may be described in the applicable prospectus supplement.

      If, at the time of the dissolution and liquidation of the trust and distribution of dollar preference shares represented by ADSs as set out above, the trust preferred securities are in book-entry form, it is envisaged that ADSs will be delivered to, and held by, holders of the trust preferred securities through DTC. If, at such time, the trust preferred securities are not in book-entry form, it is envisaged that the ADSs will be distributed directly to holders of the trust preferred securities.

      Payments on the dollar preference shares will not be guaranteed by us or any other person.

Dissolution of the Trust

      Under the terms of the declaration of trust, the trust will also dissolve:

•	upon our winding up, bankruptcy, insolvency or dissolution,

•	upon the dissolution of the partnership,

•	upon the entry of a decree of judicial dissolution of the trust,

•	when all the trust preferred securities have been called for redemption and amounts necessary for their redemption have been paid to the holders in accordance with the terms of the trust preferred securities,

•	upon the election of the trust administrator, following the occurrence and continuation of a trust liquidation event,

•	following the occurrence of a substitution event and the distribution of dollar preference shares to the holders of the trust preferred securities, or

•	with the consent of a majority in liquidation amount of the trust securities whose consent must be sought together as a single class by the trust.

      In the event of any voluntary or involuntary dissolution of the trust, after the trust has satisfied liabilities to any creditors, holders of the trust preferred securities will be entitled to receive:

•	an amount equal to the aggregate liquidation preference of the trust preferred securities, plus an amount equal to any improperly withheld distributions payable in accordance with the terms of the trust preferred securities (without interest) and any accrued distributions for the then-current distribution period accrued at the stated rate on a daily basis (or, if such rate has not yet been established, the rate for the next preceding period), through the date of payment, which we refer to as the “liquidation distribution”, except that the entitlement of holders to receive the liquidation distribution in full shall be subject to the same limitations as those which apply in respect of the partnership preferred securities if we are being wound up (see “Description of Partnership Preferred Securities — Rights Upon Liquidation” below),

•	upon a trust liquidation event, partnership preferred securities in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities to be redeemed in connection with the trust liquidation event (see “— Liquidation Upon a Trust Liquidation Event” above), or

•	upon a substitution event, dollar preference shares represented by ADSs in an aggregate liquidation preference equal to the aggregate liquidation preference of the trust preferred securities to be exchanged in connection with the substitution (see “— Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares” above).

      Upon any liquidation, if the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay the aggregate liquidation distribution in full, then the amount payable by the trust on the trust preferred securities shall be paid on a pro rata basis. Any such insufficiency will be payable by us only to the extent provided in the trust securities subordinated guarantee.

      An investment in the trust preferred securities is intended to provide holders with rights to distributions and liquidation preference as nearly as possible equivalent to those to which they would have been entitled if they had purchased non-cumulative preference shares issued directly by us with economic terms equivalent to the trust preferred securities and the subordinated guarantees, taken together.

Rights and Remedies of Holders of Trust Preferred Securities

      Upon non-payment when due and payable under the trust preferred securities or the trust securities subordinated guarantee,

•	the holders of the trust preferred securities will have the right to take remedial action upon any failure by the trust to make any distribution payment when due and payable, subject to any applicable grace periods set forth in the declaration of trust, that has occurred and is continuing;

•	the property trustee, as the holder of the partnership preferred securities for the benefit of the trust and the holders of the trust preferred securities and trust common securities, will have the right to enforce the terms of the partnership preferred securities, including the rights of the holders of the partnership preferred securities to receive distributions; and

•	the guarantee trustee will have the right to enforce the terms of the trust securities subordinated guarantee.

      Should the partnership fail to make any payment when due, holders of trust preferred securities may rely on the enforcement by the property trustee of the trust’s rights as a holder of the partnership preferred securities or by the guarantee trustee pursuant to the subordinated guarantees. The holders of a majority in liquidation preference of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or the guarantee trustee or to direct the exercise of any trust or power conferred upon the property trustee or the guarantee trustee under the declaration of trust or the partnership preferred securities guarantee, including the right to direct the property trustee or the guarantee trustee to exercise the remedies available to it.

      If the property trustee or the guarantee trustee fails to enforce its rights under the partnership preferred securities or the subordinated guarantees after a holder of trust preferred securities has made written request, such holder of trust preferred securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the partnership or us (in respect of the subordinated guarantees) to enforce the property trustee’s or the guarantee trustee’s rights under the partnership preferred securities or the subordinated guarantees without first instituting any legal proceeding against the property trustee, the guarantee trustee or any other person or entity.

      Pursuant to the relevant declaration of trust, the holder of the trust common securities will be deemed to have waived its rights to take action under the relevant declaration of trust or the relevant trust securities subordinated guarantee upon failure to make any payment on the trust common securities when due and payable until all non-payments with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until such non-payments with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee and the guarantee trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee or the guarantee trustee with respect to certain matters under the relevant declaration of trust or the trust securities subordinated guarantee.

      In no event shall the right to take remedial action described above result in any holder of trust preferred securities receiving, or receiving sooner, any amount which it would not have received had it been a holder of non-cumulative preference shares directly issued by us with economic terms equivalent to the trust preferred securities and the subordinated guarantees, taken together.

      The property trustee will not have the right to enforce, and the holders of the trust preferred securities will not have the right to hold, the subordinated notes or other eligible investments held by the partnership.

      The prospectus supplement will describe any additional rights of holders relating to a series of trust preferred securities.

Voting Rights of the Trust Preferred Securities

      Except as described herein, and as otherwise described in the applicable prospectus supplement under the Delaware Statutory Trust Act, the US Trust Indenture Act and under “— Amendments” and “Description of Subordinated Guarantees — Amendments” and as otherwise required by law and the applicable declaration of trust, the holders of the trust preferred securities will have no voting rights.

      The holders of a majority of an outstanding series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or, subject to the requirement of the property trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the partnership preferred securities, to exercise the remedies available to it under the partnership agreement as a holder of the partnership preferred securities, and consent to any amendment, modifications or termination of the partnership agreement or the partnership preferred securities where such consent shall be required; provided, however, that, if a consent or action under the partnership agreement requires the consent or act of the holders of more than a majority of the partnership preferred securities affected thereby, only the holders of the percentage of the aggregate liquidation preference of the trust preferred securities outstanding which is at least equal to the percentage of the partnership preferred securities required under the partnership agreement may direct the property trustee to give such consent or take such action on behalf of the trust. See “Description of Partnership Preferred Securities — Amendments”. Except with respect to directing the time, method and place of conducting a proceeding for a remedy as described above, the property trustee shall be under no obligation to take any of the actions described above unless the property trustee has been provided with an opinion of independent tax counsel to the effect that as a result of such action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes and that after such action each holder of trust securities will continue to be treated as owning an undivided beneficial interest in the partnership preferred securities.

      Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders convened for the purpose, at a meeting of all of the holders of trust securities or by written consent. The trust administrator will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be mailed to each holder of record of trust preferred securities. If the trust preferred securities are listed on any stock exchange, notice of any meeting will be made in accordance with the rules and procedures of such stock exchange. The prospectus supplement will set forth the procedures for notification of any meeting at which holders of trust preferred securities are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

      No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities and distribute partnership preferred securities in accordance with the declaration of trust.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are beneficially owned at such time by us or any of our subsidiaries shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such trust preferred securities were not outstanding; provided, however, that persons (other than any of our subsidiaries) to whom we or any of our subsidiaries have pledged trust preferred securities may vote or consent with respect to such pledged trust preferred securities pursuant to the terms of such pledge.

      The procedures by which holders of trust preferred securities represented by the global certificates may exercise their voting rights are described below under “— Form of Trust Preferred Securities; Book-Entry System”.

      Unless payments on the trust preferred securities have not been made when due and payable, holders of the trust preferred securities will have no rights to appoint or remove the trust administrator or any of the trustees, who may be appointed, removed or replaced solely by the holder of all of the trust common securities.

Amendments

Amendments without Consent of Holders of Trust Preferred Securities

      Except as otherwise described in the applicable prospectus supplement, each declaration of trust may be amended by the trust administrator without the consent of the holders of the trust preferred securities:

•	to cure any ambiguity;

•	to correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision in the declaration of trust;

•	to add to the covenants, restrictions or obligations of the holder of the trust common securities or us;

•	to conform to any change in the US Investment Company Act of 1940 or change in interpretation or application of the rules or regulations promulgated thereunder;

•	to conform to any change in the US Trust Indenture Act of 1939 or the rules or regulations promulgated thereunder;

•	to modify, eliminate or add to any provisions as necessary to the relevant declaration of trust to ensure that the trust will be classified for US federal income tax purposes as a grantor trust at all times that any trust preferred securities are outstanding or to ensure that such trust will not be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940;

•	to modify, eliminate and add to any provision of a declaration of trust to such extent as may be necessary or desirable;

•	if necessary or desirable, to issue or effect the issuance of additional trust preferred securities; and

•	so long as no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the trust preferred securities.

Amendments with Consent of Holders of Trust Securities

      Without the consent of each holder of the trust preferred securities and the trust common securities, the relevant declaration of trust may not be amended to:

•	change the amount or timing of any distribution payable on the trust preferred securities or the trust common securities or otherwise adversely affect the amount of any distribution required to be made on the trust preferred securities or the trust common securities;

•	change the redemption amount;

•	restrict the right of a holder of trust preferred securities to institute suit for the enforcement of any payment owed on the trust preferred securities; or

•	change the voting requirements and other provisions relating to amendments.

      Without the consent of holders of 75% in liquidation preference amount of outstanding trust preferred securities and trust common securities voting as a single class, the relevant declaration of trust may not be amended to:

•	materially adversely affect the powers, preferences or special rights of the trust preferred securities and the trust common securities; or

•	result in the dissolution, winding up or termination of the applicable trust other than pursuant to the terms of the relevant declaration of trust,

provided that, if any amendment or proposal referred to in the first bullet point above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal.

Amendments with Consent of Holder of Trust Common Securities

      Without the consent of the holder of the trust common securities, the declaration of trust may not be amended to change the rights of the holder of the trust common securities to increase or decrease the number of, or, unless otherwise provided in the applicable prospectus supplement, appoint and remove, trustees.

Provisions that may not be Amended

      Under no circumstances may the declaration of trust be amended:

•	to cause the applicable trust to be classified other than as a grantor trust for US federal income tax purposes;

•	to cause the applicable trust not to be treated as transparent for UK tax purposes;

•	to reduce or otherwise adversely affect the powers of the property trustee in contravention of the US Trust Indenture Act of 1939; or

•	to cause the applicable trust to be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940.

Repurchase at Our Option

      Investors in the trust preferred securities will be deemed to have represented that they do not own directly or indirectly, 10% or more of our ordinary shares. If at any time a holder of trust preferred securities or partnership preferred securities owns 10% or more of our ordinary shares, we will have the right to repurchase, or cause a repurchase of, such investor’s trust preferred securities or partnership preferred securities, as applicable.

Form of Trust Preferred Securities; Book-Entry System

General

      Unless the applicable prospectus supplement states otherwise, the trust preferred securities shall initially be represented by one or more global securities in registered form and will be deposited with or on behalf of one or more depositary, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Unless and until the trust preferred securities are exchanged in whole or in part for other securities that we or the trust issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

      The trust preferred securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the trust preferred securities will be cleared through DTC only. In such event, beneficial interests in the global trust preferred securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, owners of beneficial interests in the trust preferred securities will receive payments relating to the trust preferred securities in U.S. dollars.

      The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

      So long as the depositary, or its nominee, is the holder of a global trust preferred security, the depositary or its nominee will be considered the sole holder of such global trust preferred security for all purposes under the applicable declaration of trust. Except as described below under “— Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have trust preferred securities registered in its name, receive or be entitled to receive physical delivery of trust preferred securities in definitive form or be considered the owner or holder of the trust preferred securities under such declaration of trust. Each person having an ownership or other interest in trust preferred securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the trust preferred securities.

Payments on the Global Trust Preferred Security

      Unless the applicable prospectus supplement states otherwise, payments of any amounts in respect of any global trust preferred securities will be made by the property trustee to the depositary. Payments will be made to beneficial owners of trust preferred securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, the trust nor the property trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

      DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

      DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, including parties that may act as underwriters, dealers or agents with respect to the securities, banks, trust companies, clearing corporations and certain other organizations, some of which, along with certain of their representatives and others, own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Purchases of the trust preferred securities within the DTC system will be made by or through participants, which will receive a credit for the trust preferred securities on DTC’s records. The ownership interest of each beneficial owner of trust preferred securities will in turn be recorded on the participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases and DTC has advised that the trust that will take any action permitted to be taken by a holder of the trust preferred securities, including the presentation of the trust preferred securities for exchange, as described below, only at the direction of one or more participants to whose account the DTC interests in the global certificates are credited, and only for the portion of the aggregate liquidation amount of the trust preferred securities as to which the participant or participants has or have given the direction.

      Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices for the trust preferred securities held in book-entry form will be sent to Cede & Co. If less than all of the trust preferred securities are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

      Although voting with respect to the trust preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the trust preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the trust preferred securities are allocated on the record date identified in a listing attached to the omnibus proxy.

      Distributions and any other amounts payable in respect of any global trust preferred securities will be made by the property trustee to DTC in immediately available funds. Payments will be made to beneficial owners of trust preferred securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the trust or the property trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream Luxembourg and any beneficial owner of an interest in a global security, or the failure of DTC, Euroclear or Clearstream Luxembourg or any intermediary to pass through to any beneficial owner any payments that the trust makes to DTC.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we, the trust or the property trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the trust preferred securities at any time by giving notice to the trust. Under these circumstances, in the event that a successor securities depository is not obtained, trust preferred securities certificates are required to be printed and delivered to the property trustee. Additionally, the trust, with the consent of the trust administrator, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the trust preferred securities will be printed and delivered to the property trustee. In each of the above circumstances, the trust administrator will appoint a paying agent with respect to the trust preferred securities.

      Initial settlement for the trust preferred securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in accordance with DTC’s rules, and will be settled in immediately available funds using DTC’s same-day funds settlement system.

      Euroclear. Euroclear Bank holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear Bank provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

      Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

      So long as the depositary holds the global securities of a particular series of trust preferred securities, such global securities will not be exchangeable for definitive securities of that series unless:

•	a depositary notifies the property trustee that it is unwilling or unable to continue to act as depositary for the trust preferred securities or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 120 days;

•	the depositary is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business;

•	the non-payment when due of amounts payable on the trust preferred securities (whether, in each case, on account of dividends, redemption amounts, liquidation preference amounts or otherwise) shall have occurred and be continuing for 30 days; or

•	at any time we determine in our sole discretion that the global securities of a particular series of trust preferred securities should be exchanged for definitive trust preferred securities of that series in registered form.

      Each person having an ownership or other interest in a trust preferred security must rely exclusively on the rules or procedures of the applicable depositary, and any agreement with any direct or indirect participant of any depositary or any other securities intermediary through which that person holds its interest to receive or direct the delivery of possession of any definitive security. The declaration of trust permits us to determine at any time and in our sole discretion that trust preferred securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

      Definitive trust preferred securities will be issued in registered form only. To the extent permitted by law, we, the trust, the property trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

      Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of trust preferred securities. Unless the relevant prospectus supplement states otherwise, payments will be made in respect of the trust preferred securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

      If the trust issues definitive trust preferred securities of a particular series in exchange for a particular global trust preferred security, the depositary, as holder of that global trust preferred security, will surrender it against receipt of the definitive trust preferred securities, cancel the book-entry trust preferred securities of that series, and distribute the definitive trust preferred securities of that series to the persons and in the amounts that the depositary specifies.

      If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

      Registration of transfer of definitive trust preferred securities will be effected without charge by or on behalf of the trust or the registrar, paying and transfer agent, but upon payment (or the giving of such indemnity as the registrar and transfer agent may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

      No holder of a definitive trust preferred certificate may require the transfer of a trust preferred security to be registered during the period of 15 days ending on the due date for any payment of the redemption price of the trust preferred securities.

      All transfers of definitive trust preferred securities and entries on the register will be made subject to the provisions in an agency agreement relating to the trust preferred securities. The regulations may be changed by the trust with the prior written approval of the trustee.

Settlement

      Initial settlement for each series of trust preferred securities and settlement of any secondary market trades in the trust preferred securities will be made in same-day funds. Book-entry trust preferred securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.

Issuance of Trust Common Securities

      In connection with the issuance of trust preferred securities, each trust will issue trust common securities to the applicable partnership. Except as described below under the captions “— Subordination”, “— Holder of Trust Common Securities”, and “— Remedies of the Holder of Trust Common Securities”, the terms of the trust common securities issued by each trust will be substantially identical to the terms of the trust preferred securities. These terms will be set forth in the declaration of trust.

Subordination

      Payment of distributions, amounts on redemption and amounts upon liquidation of the trust shall be made pro rata based on the liquidation preference of the trust securities; provided, however, that upon the occurrence and during the continuance of any failure to receive amounts due under the partnership preferred securities, holders of the trust preferred securities will have a preference over the holder of the trust common securities with respect to payments of distributions, amounts upon redemption and amounts upon liquidation of the trust.

Holder of Trust Common Securities

      Except in limited circumstances, as described in the declaration of trust, the holder of the common securities of the applicable trust will have sole power to appoint, remove or replace any of the trustees of the trust. We will, directly or indirectly, own all of the common securities of each trust.

Remedies of the Holder of Trust Common Securities

      Pursuant to the declaration of trust, the holder of the trust common securities will be deemed to have waived its rights to take action under the declaration of trust or the trust securities subordinated guarantee upon failure to make any payment on the trust common securities when due and payable until all non-payments with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until such non-payments with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee and the guarantee trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee or the guarantee trustee with respect to certain matters under the relevant declaration of trust or the relevant trust securities subordinated guarantee.

Merger, Consolidation and Sale of Assets

      Unless otherwise provided in the applicable prospectus supplement, no trust may consolidate, merge with or into, or sell or lease all or substantially all of its properties and assets to any corporation or other entity except as described below or as described above under “— Liquidation or Dissolution”. A trust may, with the consent of the holder of the trust common securities and without the consent of the holders of trust preferred securities, the Delaware trustee or the property trustee, consolidate, merge with or into, or be replaced by a trust organized under the laws of any state of the United States, so long as all of the following conditions are satisfied:

•	if such trust is not the surviving entity, the successor entity assumes all of the obligations of the trust regarding the trust preferred securities, or substitutes for the trust preferred securities other securities with substantially the same terms and other provisions as the trust preferred securities (which we refer to as “substituted trust securities”);

•	the partnership acknowledges a trustee of the successor entity that has the same powers and duties as the property trustee as the record holder of the partnership preferred securities;

•	any substituted trust securities, upon issuance, are listed on the same or an equivalent securities exchange on which the trust preferred securities were listed;

•	the transaction does not cause the trust preferred securities or the substituted trust securities to be downgraded by a nationally-recognized ratings organization;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the trust preferred securities or any substituted trust securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the relevant trust;

•	following the transaction, such trust would not be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940;

•	the partnership or an eligible member of our Group will own, directly or indirectly, all of the trust common securities, and we will guarantee the trust preferred securities, or the substituted trust securities, at least to the extent provided by the trust preferred securities subordinated guarantee;

•	such trust would be classified as a grantor trust for US federal income tax purposes; and

•	such trust would be regarded as transparent for UK tax purposes.

Registrar, Transfer Agent and Paying Agent

      Unless otherwise provided in the applicable prospectus supplement, The Bank of New York will act as registrar, transfer agent and paying agent for the trust preferred securities.

Payment of Fees and Expenses of the Trust

      Unless specified in the applicable prospectus supplement, all fees and expenses of each trust, including the fees and expenses of the trustees and the trust administrator in connection with the performance of their duties under the relevant declaration of trust, will be paid by us. However, if the trustees or the trust administrator incur fees, charges or expenses, for which they are not otherwise liable under a declaration of trust, in connection with the request of a holder of trust preferred securities or other person, the holder or other person will be liable for these fees, charges and expenses. We will also pay all fees and expenses related to the offering and the organization and operations of each trust, including, to the extent specified in the trust securities subordinated guarantees, any taxes, duties, assessments or governmental charges imposed by the United States or the United Kingdom, or any other taxing authority in these jurisdictions.

Transfer of Trust Preferred Securities

      For each issue of trust preferred securities, the property trustee will keep a security register to provide for the transfer and registration of transfer of trust preferred securities. The following provisions apply to the transfer of trust preferred securities which are not issued in book-entry form:

•	holders of any issue of trust preferred securities may exchange their trust preferred securities for an equal liquidation preference amount of other trust preferred securities of different authorized denominations of the same issue and with the same terms; and

•	no service charge will be made for any registration of transfer or exchange of trust preferred securities, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of trust preferred securities.

      If the trust preferred securities are to be redeemed in whole or in part, the trust will not be required:

•	to issue, register the transfer of or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such securities selected for redemption and ending at the close of business on the day of such mailing; or

•	to register the transfer or exchange of any trust preferred security so selected for redemption in whole or in part, except the unredeemed portion of any such security being redeemed in part.

Meetings of the Holders of Trust Securities

Meetings

      The trust administrator may call a meeting of the holders of the trust securities on any matter on which the holders of the trust securities are entitled to act under the declaration of trust. In addition, the holders of at least 10% in liquidation preference of trust securities may direct the regular trustees to call such a meeting. The regular trustees are required to give notice of any such meeting at least seven days but not more than 60 days before the date of that meeting. The regular trustees, in their sole discretion, will establish all other provisions relating to meetings of holders of trust securities not stated below.

Action by Written Consent

      Whenever a vote, consent or approval of the holders of trust securities is permitted or required, that vote, consent or approval may be given at the meeting. Any action that may be taken at a meeting of these holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of trust securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

Proxies

      Each holder of a trust security may authorize any person to act for it by proxy on all matters but proxies will not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy will be revocable at the request of the holder of trust preferred securities executing the proxy. Except as otherwise described in the applicable prospectus supplement, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the applicable trust were a Delaware corporation and the holders of the trust securities were stockholders of a Delaware corporation.

Information Concerning the Property Trustee

      Unless otherwise specified in the applicable prospectus supplement, the Bank of New York will act as the property trustee under each of the declarations of trust and guarantee trustee under the subordinated guarantees. As property trustee, The Bank of New York shall have and be subject to all the duties and responsibilities specified in the US Trust Indenture Act of 1939. Subject to the provisions of the US Trust Indenture Act and the declaration of trust, The Bank of New York, as property trustee is under no obligation to exercise any of the powers vested in it by the declarations of trust at the request of any holder of trust preferred securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

      We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York in the ordinary course of our business. The Bank of New York is also the book-entry depositary with respect to certain of our debt securities, the depositary with respect to the ADSs representing certain of our preference shares and trustee with respect to certain of our debt and exchangeable capital securities.

Governing Law

      The declaration of trust and the related trust securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF PARTNERSHIP PREFERRED SECURITIES

      The following is a summary of the general terms of the partnership preferred securities that will apply to each series of partnership preferred securities. Each time that a series of partnership preferred securities is issued, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms of those partnership preferred securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms relating to a particular series of partnership preferred securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the relevant partnership’s certificate of limited partnership and agreement of limited partnership and the form of the amended and restated limited partnership agreement under which the partnership will issue a particular series of partnership preferred securities, each of which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

      The partnership preferred securities will be issued by RBS Capital LP I, RBS Capital LP II, RBS Capital LP III or RBS Capital LP IV, each of which is a Delaware limited partnership. The description that follows is applicable to each partnership and the partnership preferred securities issued by such partnership.

General

      Unless specified in the applicable prospectus supplement, each partnership will consist of a general partner, RBSG Capital Corporation, and two types of limited partners: the limited partners whose interests are represented by the partnership preferred securities and the priority limited partner, initially RBS plc. The general partner of each partnership will manage such partnership and make an initial capital contribution to such partnership. Except as otherwise set forth in the applicable prospectus supplement and as described below, the limited partners will have no right to vote or otherwise manage the affairs of a partnership. As long as the partnership preferred securities remain outstanding, the priority limited partnership interest will be held by a member of the Group. The partnerships are our indirect subsidiaries.

      The only purpose of each partnership is to invest in and hold subordinated notes issued by us and/or other eligible investments issued by a member of the Group and to make payments on its respective limited partnership interests. The partnership agreement prohibits the partnerships from incurring any indebtedness for borrowed money or issuing any type of security other than the partnership preferred securities, general partnership interest and priority limited partnership interest.

      Each partnership will make distributions on the relevant partnership preferred securities on the scheduled distribution payment dates (as described below), except as described under “— Limitations on Distributions” below.

      Except as otherwise provided in the applicable prospectus supplement, if a partnership is dissolved, liquidated, terminated or wound up, whether voluntarily or involuntarily, then after all debts and liabilities of the partnership have been paid and the full preferential amounts to which the holders of the partnership preferred securities are entitled have been paid or set aside for those holders, any remaining assets of the partnership will be distributed to the priority limited partner.

      Unless the applicable prospectus supplement states otherwise, each partnership may, without the consent of the holders of a series of partnership preferred securities, issue additional partnership preferred securities of that series and purchase additional subordinated notes from us and/or eligible investments with the proceeds of any such issue. Any additional partnership preferred securities of a series will have the same terms and provisions as the other partnership preferred securities of that series, and will constitute a further issuance of that series. There is no limitation on the amount of partnership preferred securities of a series that each partnership may issue, and the holders of the partnership preferred securities will have no pre-emptive or similar rights with respect to any other securities of such partnership.

      When issued by any partnership, the partnership preferred securities will be validly issued, fully paid and non-assessable. The partnership preferred securities will not be subject to any sinking fund or other obligation of the partnership for their repurchase or retirement. The partnership preferred securities will not be convertible into any other securities issued by the partnership, except as otherwise set forth in the relevant prospectus supplement.

Form of Partnership Preferred Securities; Book-Entry System

      If the partnership preferred securities are distributed to holders of trust preferred securities, the partnership preferred securities will be issued in the form of one or more global certificates registered in the name of the depositary, or its nominee, on terms identical to those then applicable to the trust preferred securities. As of the date of this prospectus, the description of the book-entry systems of DTC, Euroclear and Clearstream Luxembourg and their respective practices as they relate to purchases, transfers, notices and payments with respect to the trust preferred securities would apply in all material respects to any partnership preferred securities represented by one or more global securities. See “Description of Trust Preferred Securities — Form of Trust Preferred Securities; Book-Entry System”.

Investment of the Limited Partnership in Subordinated Notes

      Each partnership will initially invest in subordinated notes and upon the redemption or maturity of the subordinated notes, the partnership will invest in other eligible investments as described under “Description of Subordinated Notes”.

General Partnership Interest and Priority Limited Partnership Interest

      The limited partnership interests represented by the partnership preferred securities will rank senior to the general partnership interest with respect to the payment of distributions and upon the liquidation, dissolution, termination or winding up of the partnership. The priority limited partnership interest will have the same distribution payment dates as the partnership preferred securities and will entitle the priority limited partner to distributions on any distribution payment date in an amount equal to the funds available to the partnership (whether received as interest on the subordinated notes or otherwise) less distributions, if any, required to be paid on that distribution payment date on the partnership preferred securities in accordance with their terms (after giving effect to the limitations on distributions described in “— Limitations on Distributions”). The priority limited partnership interest will rank senior to the partnership preferred securities with respect to distributions in the event of certain limitations on the payment of distributions on the partnership preferred securities. See “Distributions — Limitations on Distributions” below.

Distributions

      The partnership will make distributions on the partnership preferred securities in arrears on the scheduled distribution payment dates set forth in the prospectus supplement, except as described under “— Limitations on Distributions” below.

      The distribution periods and distribution rates will be set forth in the prospectus supplement for each series of partnership preferred securities. The rights to distributions will be non-cumulative.

      Unless otherwise specified in a prospectus supplement, as long as either (1) the partnership preferred securities are in book-entry form or (2) the partnership preferred securities are held by the trust and the trust preferred securities remain in book-entry form, the partnership will pay distributions to the holders of the partnership preferred securities listed in the partnership’s records on the business day (any day on which banks are open in London and New York City) before the relevant distribution date. If neither the trust preferred securities nor the partnership preferred securities are in book-entry form, the partnership will make distributions to the holders of the partnership preferred securities listed in the partnership’s records as set forth in the prospectus supplement. Subject to any applicable laws and regulations, all payments will be made as described in the prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, if any distributions would be payable on the partnership preferred securities on a day that is not a business day, those distributions will instead be paid on the immediately preceding business day (with no reduction in interest or other amounts as a result of any such early payment).

      Except as described in this subsection or in the applicable prospectus supplement, holders of the partnership preferred securities will have no right to participate in the profits of the partnership.

Limitations on Distributions

      The partnership will not make payment of distributions on the partnership preferred securities (and corresponding payments will not be made on the trust preferred securities) on any distribution payment date if it has received a “no distribution instruction” from us (a copy of which shall be provided to the property trustee of the trust). The partnership will make a partial distribution on the partnership preferred securities (and corresponding partial payments will be made on the trust preferred securities) on any distribution payment date if it has received a “partial distribution instruction” from us (a copy of which shall be provided to the property trustee). Unless the applicable prospectus supplement states otherwise, a “no distribution instruction” or a “partial distribution instruction” may be given in the sole and absolute discretion of our board of directors at any time on or before the fifth business day preceding the relevant distribution payment date.

      In the event that on a scheduled distribution date the partnership is prohibited from making, or is limited in its ability to make, a distribution to the holders of the partnership preferred securities pursuant to a “no distribution instruction” or a “partial distribution instruction”, the partnership will, after making any partial distribution permitted on the partnership preferred securities, make a distribution of available funds to the priority limited partner.

      In addition, under the Delaware Revised Uniform Limited Partnership Act, the partnership may pay distributions only out of legally available funds. As a result, as a general matter of Delaware law the partnership would not be permitted to pay a distribution if, after paying the distribution, the partnership’s liabilities to parties other than the holders of the partnership preferred securities would exceed the fair value of its assets.

      If we have not declared and paid in full, or have not set aside an amount to provide for the payment in full of, the payment stated to be payable on the most recent distribution payment date on any series of our non-cumulative preference shares which are then outstanding, then the partnership may not pay any distributions on the partnership preferred securities, and neither the partnership nor we may set aside any sum to pay such distributions, unless, on the distribution payment date, we set aside an amount equal to the payment on such series of non-cumulative preference shares for the then-current payment period to provide for the payment in full of such payment on the next applicable distribution payment date.

      Distributions will not be cumulative and the holders of trust preferred securities and partnership preferred securities will have no claim for any distributions not paid, or for the portion of any distribution not paid, pursuant to the restrictions described above. Therefore, amounts not paid on the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or non-payment on our non-cumulative shares as described above are not “due” or “payable” in accordance with the terms of the partnership preferred securities.

Additional Amounts

      Each partnership will make all payments on its respective partnership preferred securities without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a Relevant taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a Relevant taxing jurisdiction requires the partnership to make such deduction or withholding, the partnership will, subject to the exceptions equivalent to those described under “Description of Trust Preferred Securities — Additional Amounts”, as applied to the partnership, pay or procure the payment of such additional amounts that are necessary in order that the net amounts paid to the holders of the partnership preferred securities, after the deduction or withholding, shall equal the amounts which would have been payable to holders of the partnership preferred securities if the deduction or withholding had not been required.

      Any reference in this prospectus or in the applicable prospectus supplement relating to the payment of distributions or any payments on, or in respect of, any series of partnership preferred securities, includes the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.

Redemption of Partnership Preferred Securities

Redemption at the Partnership’s Option

      The partnership may, with the written consent of the UK Financial Services Authority, redeem the partnership preferred securities on the terms set forth in the prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, the partnership must give 60 to 90 days’ notice of redemption to the holders of the partnership preferred securities. Any notice of redemption will be irrevocable.

Redemption Following a Partnership Special Redemption Event

      The partnership may, with the written consent of the UK Financial Services Authority, redeem the partnership preferred securities, in whole but not in part, at any time, upon the occurrence of any of the events described in the prospectus supplement as a “partnership special redemption event”.

Limitation on Redemption

      The partnership will not be permitted to redeem the partnership preferred securities unless:

•	the written consent of the UK Financial Services Authority has been obtained; and

•	the redemption is ultimately funded out of our distributable profits or from the proceeds of a new issuance of our ordinary shares or other capital that qualifies under generally accepted accounting practices in the United Kingdom for treatment as minority interest or shareholders’ funds in our accounts; and

•	we have declared and paid in full, or have set aside an amount to provide for the payment in full of, the dividend stated to be payable on any series of our non-cumulative preference shares which are then outstanding, in respect of successive then-current dividend periods which singly or together aggregate no less than 12 months.

Payment of Redemption Amount

      The price at which the partnership preferred securities will be redeemed (the “redemption amount”) will be stated in the applicable prospectus supplement. If the redemption amount in respect of any partnership preferred securities is improperly withheld or refused and is not paid by either the partnership or us under the partnership preferred securities guarantee, distributions on those partnership preferred securities will continue to accrue from the date fixed for redemption to the date of actual payment of the redemption amount.

Liquidation of Partnership Upon Distribution of Dollar Preference Shares

      Events that may cause us to effect the substitution of trust preferred securities for dollar preference shares (represented by ADSs), and the liquidation of the partnership, are described under “Description of Trust Preferred Securities — Liquidation or Dissolution — Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares”.

      The partnership agreement will provide that, if an order has been made or an effective resolution passed for our winding up, the partnership will be obligated to commence proceedings to dissolve and liquidate the partnership under the Delaware Revised Uniform Limited Partnership Act and the applicable partnership agreement. However, the partnership generally will not be dissolved until all claims under the partnership securities subordinated guarantee have been paid in full.

Rights Upon Liquidation

      Each partnership preferred security will have the liquidation preference set forth in the applicable prospectus supplement.

      On the winding up of the partnership, neither any holder of partnership preferred securities nor the guarantee trustee may exercise or claim any right of set-off in respect of any amount in respect of liquidation preference or distributions on the partnership preferred securities owed to it and each holder of the partnership preferred securities shall, by virtue of his subscription, purchase or holding of the partnership preferred securities be deemed to have waived all such rights of set-off.

Amendments

Amendments without Consent of Holders of Partnership Preferred Securities

      Except as otherwise described in the applicable prospectus supplement, the partnership agreement may be amended without the consent of the holders of the partnership preferred securities:

•	to cure any ambiguity;

•	to correct or supplement any provisions in the partnership agreement that may be defective or inconsistent with any other provision in the partnership agreement;

•	to add to the covenants, restrictions or obligations of the general partner;

•	to conform to any change in the US Investment Company Act of 1940 or change in interpretation or application of the rules or regulations promulgated thereunder;

•	to conform to any change in the US Trust Indenture Act of 1939 or change in interpretation or application of the rules and regulations promulgated thereunder;

•	to modify, eliminate or add to any provisions of the relevant partnership agreement as necessary to ensure that the partnership will be classified as a partnership which is not a publicly traded partnership for US federal income tax purposes at all times that any partnership preferred securities are outstanding or to ensure that the partnership will not be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940;

•	to modify, eliminate and add to any provision of a partnership agreement to such extent as may be necessary or desirable;

•	to provide for the partnership preferred securities to be held in book-entry form; or

•	if necessary or desirable, to issue or effect the issuance of additional partnership preferred securities,

so long as no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the partnership preferred securities.

Amendments with Consent of Holders of Partnership Preferred Securities

      Without the consent of each holder of the partnership preferred securities, the partnership agreement may not be amended to:

•	change the amount or timing of any distribution payable on the partnership preferred securities or otherwise adversely affect the amount of any distribution required to be made on the partnership preferred securities;

•	change the redemption amount;

•	restrict the right of a holder of partnership preferred securities to institute suit for the enforcement of any payment owed on the partnership preferred securities; or

•	change the voting requirements and other provisions relating to amendments.

      Without the consent of the holders of 75% in liquidation preference amount of outstanding partnership preferred securities, the partnership agreement may not be amended to:

•	adversely affect the powers, preferences or special rights of the partnership preferred securities; or

•	result in the liquidation, dissolution, winding up or termination of the applicable partnership other than pursuant to the terms of the relevant partnership agreement.

Provisions that may not be Amended

      Under no circumstances shall any amendment to any provision of the partnership agreement be permitted that would:

•	cause the partnership to be classified as other than a partnership which is not a publicly traded partnership for US federal income tax purposes or cause the partnership not to be treated as a partnership for UK tax purposes; or

•	cause the partnership to be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940.

      No vote of the holders of the partnership preferred securities will be required for the partnership to redeem and cancel, or exchange, the partnership preferred securities in accordance with the partnership agreement. See “— Redemption of Partnership Preferred Securities” above.

      Even if holders of partnership preferred securities are entitled to vote or consent under any of the circumstances described above, any of the partnership preferred securities that are beneficially owned at that time by us or a member of the Group (other than the trust), will not be entitled to vote or consent and, for such purpose, those partnership preferred securities will be treated as if they were not outstanding.

Meetings of the Holders of Partnership Preferred Securities

Meetings

      The general partner may call a meeting of the holders of the partnership preferred securities on any matter on which the holders of these securities are entitled to act under the partnership. In addition, the holders of at least 10% in liquidation preference of a series of partnership preferred securities may direct the general partner to call such a meeting. The general partner is required to give notice of any such meeting at least seven days but not more than 60 days before the date of such meeting. The general partner, in its sole discretion, will establish all other provisions relating to meetings of holders of partnership preferred securities not stated below.

Action by Written Consent

      Whenever a vote, consent or approval of the holders of partnership preferred securities is permitted or required, that vote, consent or approval may be given at a meeting. Any action that may be taken at a meeting of the holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of partnership preferred securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

Proxies

      Each holder of a partnership preferred security may authorize any person to act for it by proxy on all matters but a proxy will not be valid after the expiration of 11 months from the date such proxy is first given unless otherwise provided in the proxy. The holder of partnership preferred securities executing the proxy may revoke it at any time. Except as otherwise described in the applicable prospectus supplement, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the partnership were a Delaware corporation and the holders of the partnership preferred securities were stockholders of a Delaware corporation.

Repurchases of Partnership Preferred Securities

      Subject to our Articles of Association, the special rights of any of our shares, and applicable law, we or any of our subsidiaries may at any time and from time to time, purchase outstanding partnership preferred securities in the open market, by tender or by private agreement, in each case upon the terms and conditions that our board of directors shall determine.

      Under current UK Financial Services Authority requirements, we may not redeem or purchase any partnership preferred securities beneficially for our own account, other than a repurchase in connection with dealing in securities unless the UK Financial Services Authority consents in advance in writing. The UK Financial Services Authority may impose conditions on any redemption or purchase at the time it gives its consent.

Substitution

      If so provided in the applicable prospectus supplement, the trust preferred securities may, on the terms and under the circumstances described in such prospectus supplement, be substituted or exchanged for preference shares issued by us.

Merger, Consolidation and Sale of Assets

      The partnership may not consolidate or merge with, or transfer or lease its assets substantially as an entirety to, any corporation or other entity except as described below. The partnership may, without the consent of the holders of the partnership preferred securities, consolidate or merge with a limited partnership, limited liability company or trust organized under the laws of any state of the United States, so long as all of the following conditions are satisfied:

•	if the partnership is not the surviving entity, the successor entity either expressly assumes all of the obligations of the partnership under the partnership preferred securities or substitutes for the partnership preferred securities other securities having substantially the same terms and other provisions as the partnership preferred securities (which we refer to as “substituted partnership securities”), so long as the substituted partnership securities rank pari passu with the partnership preferred securities with respect to participation in the profits, distribution and assets of the successor entity, except that they may rank junior to the priority limited partnership interest to the same extent that the partnership preferred securities rank junior to the priority limited partnership interest;

•	we expressly acknowledge the successor entity as the holder of the subordinated notes or other eligible investments, as applicable;

•	if the partnership preferred securities were listed, any substituted partnership securities will be listed upon issuance on the same or an equivalent exchange on which the partnership preferred securities were listed;

•	such event does not cause the ratings of the trust preferred securities (or, if the trust has been liquidated, the partnership preferred securities or any substituted partnership securities) to be downgraded, suspended or withdrawn by any nationally recognized ratings organization;

•	such event does not adversely affect the rights, preferences or privileges of the holders of the trust preferred securities or partnership preferred securities or any substituted partnership securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the partnership;

•	we will hold, directly or indirectly, the general partnership interest and will guarantee the partnership preferred securities or the substituted partnership securities at least to the extent provided by the partnership preferred securities guarantee; and

•	before such event, the partnership has received an opinion of a nationally recognized law firm or firms experienced in these matters to the effect that (A) the successor entity will be treated as a partnership, and will not be classified as an association or a publicly traded partnership taxable as a corporation, for US federal income tax purposes, (B) the merger would not cause the trust to be classified as other than a grantor trust for US federal income tax purposes, (C) after the merger, the successor will not be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940, (D) the merger will not adversely affect the limited liability of the holders of the partnership preferred securities, and (E) the merger would not cause the partnership not to be treated as a partnership for UK tax purposes, unless the prior consent of each holder of the partnership preferred securities is obtained in connection with each of condition A, B, C, D and E.

Registrar, Transfer Agent and Paying Agent

      Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as registrar, transfer agent and paying agent for the partnership preferred securities.

      Registration of transfers of partnership preferred securities will be effected without charge by or on behalf of the partnership, but upon payment (and with the giving of such indemnity as the transfer agent may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

      The transfer agent will not be required to register or cause to be registered the transfer of any partnership preferred securities after such partnership preferred securities have been called for redemption.

Governing Law

      Each partnership agreement and the partnership preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

      The general partner is authorized and directed to conduct the affairs of the partnership in such a way that (1) the partnership will not be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940 and (2) the partnership will not be treated as an association or as a “publicly traded partnership” (within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended) taxable as a corporation for US federal income tax purposes. In this connection, the general partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the partnership agreement, that the general partner determines in its discretion to be necessary or desirable for those purposes, so long as the action does not adversely affect the interests of the holders of the partnership preferred securities.

DESCRIPTION OF SUBORDINATED NOTES

      The following is a summary of the general terms of the subordinated notes. Each time that subordinated notes are issued, we will file a prospectus supplement with the SEC, which you should read carefully. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the subordinated notes. If there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

General

      Each partnership will initially invest in subordinated notes (the “subordinated notes”) that represent a claim in our liquidation entitling the partnership to substantially the same distributions upon our liquidation that the partnership would have been entitled to if the subordinated notes were preference shares issued by us and ranking equally with our non-cumulative preference shares and on the assumption that such preference shares were entitled to receive on our liquidation an amount equal to the principal amount of the subordinated notes plus any accrued interest. Unless the applicable prospectus supplement states otherwise, we may, without the consent of the holders of a series of subordinated notes, issue additional subordinated notes of that series. Any additional subordinated notes of a series will have the same terms and provisions as the other subordinated notes of that series, and will constitute a further issuance of that series.

      Upon the redemption or maturity of a series of subordinated notes, the applicable partnership will invest in other eligible investments issued by us or any eligible member of the Group other than any member incorporated or resident for US federal income tax purposes in the United States or any political subdivision thereof or any US branch of any member of the Group.

Form

      Except as otherwise provided in the applicable prospectus supplement, we will issue each series of subordinated notes in the form of a single global note (the “global note”) to be deposited with a custodian for The Bank of New York (the “depositary”). For so long as the subordinated notes are represented by the global note and the global note is held by The Bank of New York, The Bank of New York will issue uncertificated book-entry interests representing interests in the subordinated notes. The global note will only be exchangeable for definitive subordinated notes if we so determine pursuant to the terms of the subordinated notes. The partnership, as the holder of the depositary interest in the global note, must look solely to The Bank of New York, as depositary for the subordinated notes, for payment made to the custodian of the global note. Any stock exchange on which the subordinated notes will be listed will be specified in the applicable prospectus supplement.

Interest Payments

      The rate at which the subordinated notes will bear interest will be specified in the applicable prospectus supplement.

Redemption

      The terms of any redemption of a series of subordinated notes will be specified in the applicable prospectus supplement, subject to applicable regulatory requirements, including the prior approval of the UK Financial Services Authority (if such approval is required under applicable UK banking regulations).

Additional Amounts

      We will pay any amounts to be paid under our subordinated notes without deduction for, or on account of any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a UK taxing jurisdiction unless such deduction or withholding is required by law. If at any time a UK taxing jurisdiction requires us to make such deduction or withholding, we will, subject to exceptions equivalent to those described under “Description of Trust Preferred Securities — Additional Amounts”, pay additional amounts that are necessary in order that the net amounts, paid to a holder of the subordinated notes, after the deduction or withholding, shall equal the amounts of payments which would have been payable on our subordinated notes if the deduction or withholding had not been required.

      Any reference in this prospectus or in the applicable prospectus supplement relating to the payment of interest on, or in respect of, the subordinated notes includes the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.

Ranking of Subordinated Notes

      The subordinated notes will constitute our direct and unsecured subordinated obligations and will rank equally without any preference among themselves. The right of the partnership to receive payments of principal and interest will be subordinated to “senior claims” (as defined below), including the claims of any subordinated debt security holders or the claims of holders of any other series of our capital securities, which do not, or are not expressed to, rank equally with or after the subordinated notes. In the event of our winding up, the amount payable, if any, in respect of the subordinated notes will be such amount as would have been payable as if, on the day immediately prior to the commencement of our winding up and thereafter, the subordinated notes were a class of our non-cumulative preference shares (on the assumption that such preference shares were entitled to receive on our winding up an amount equal to the principal amount of the subordinated notes and pay dividends at the interest rate applicable to the subordinated notes together with any accrued interest).

      The following are “senior claims” in respect of the subordinated notes:

•	all claims of our unsubordinated creditors admitted in the winding up;

•	all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise;

•	all unpaid cumulative distributions on our cumulative preference shares; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the subordinated notes.

      The terms and conditions of the subordinated notes do not prohibit us from creating any mortgage, charge, lien, pledge, encumbrance or any other form of security interest over any of our assets, properties or undertakings, nor do they prohibit us from incurring any secured or unsecured indebtedness.

Events of Default

      The only events of default under the subordinated notes will be our failure to make a payment in respect of the subordinated notes (in the case of payment of principal) for a period of seven days or more after the due date for the same or (in the case of any payment of interest) for a period of 14 days or more after the due date for the same. If an event of default occurs, the subordinated notes will not provide for acceleration. The only remedies available to the partnership upon an event of default will be to petition for our winding up.

Governing Law

      The subordinated notes will be governed by, and construed in accordance with, the laws of England.

DESCRIPTION OF SUBORDINATED GUARANTEES

      The following is a summary of the general terms of the subordinated guarantees relating to the trust preferred securities and the partnership preferred securities. Each time that trust preferred securities and the corresponding partnership preferred securities are issued, we will file a prospectus supplement with the SEC, which you should read carefully. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the subordinated guarantees. If there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. You should also read the forms of each subordinated guarantee agreement, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part.

General

      When a trust sells a series of its trust preferred securities that it may issue pursuant to its terms, we will execute and deliver a subordinated guarantee of such series of trust preferred securities under a subordinated guarantee agreement for the benefit of the holders of such trust preferred securities. In addition, when the partnership sells a series of its partnership preferred securities, we will execute and deliver a subordinated guarantee of a series of partnership preferred securities under a subordinated guarantee agreement for the benefit of the holders of such partnership preferred securities. Each subordinated guarantee agreement will be qualified as an indenture under the US Trust Indenture Act of 1939. The terms of the subordinated guarantees will be those set forth in the subordinated guarantee agreements and those made a part of the subordinated guarantees by the US Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each subordinated guarantee agreement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities of the applicable trust and the partnership preferred securities guarantee for the benefit of the holders of the partnership preferred securities of the relevant partnership.

Specific Terms of the Subordinated Guarantees

      Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full, on a subordinated basis, the following payments or distributions on each applicable series of trust preferred securities, to the extent that they are due to be paid and are not paid by, or on behalf of, the relevant trust:

•	any distributions payable in accordance with the terms of the trust preferred securities;

•	the redemption price required to be paid for each trust preferred security called for redemption, plus an amount equal to accrued distributions, if any, for the then-current distribution period accrued on a daily basis to the redemption date and an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the trust preferred securities, without interest;

•	upon a dissolution, winding up or liquidation of the applicable trust, unless the corresponding series of partnership preferred securities or other securities permitted to be so distributed pursuant to the terms of the applicable prospectus supplement are distributed to holders of the trust preferred securities, the aggregate liquidation preference of the trust preferred securities, plus any accrued distributions at the stated rate for the then-current distribution period, through to the date of payment and an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the trust preferred securities, without interest; and

•	any additional amounts payable in accordance with the terms of the trust preferred securities.

      Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full, on a subordinated basis, the following payments or distributions on each applicable series of partnership preferred securities, to the extent that they are due to be paid and are not paid by, or on behalf of, the relevant partnership:

•	any distributions payable in accordance with the terms of the partnership preferred securities;

•	the redemption price required to be paid for each partnership preferred security called for redemption, plus an amount equal to accrued distributions, if any, for the then-current distribution period accrued on a daily basis to the redemption date and an amount equal to any improperly withheld distributions which were payable in accordance with the terms of the partnership preferred securities, without interest;

•	upon a dissolution, winding up or liquidation of the applicable partnership unless the dollar preference shares have been distributed to the holders of the partnership preferred securities as described in this prospectus and the applicable prospectus supplement, the aggregate liquidation preference of the partnership preferred securities, plus any accrued distributions at the stated rate for the then-current distribution period, through the date of payment and an amount equal to distributions which were payable in accordance with the terms of the partnership preferred securities and remain unpaid without interest; and

•	any additional amounts payable in accordance with the terms of the partnership preferred securities.

      We will also be required to pay interest accrued on these amounts from the date a claim is made under the applicable subordinated guarantee until the payment is made or offered to the holders, subject to the limitations set forth in the subordinated guarantees.

      Our obligation to make the payments described above under the subordinated guarantees may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or partnership preferred securities, as the case may be, or by causing the applicable trust or partnership to pay such amounts to these holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of set-off or counterclaim that the applicable trust or partnership may have or assert.

      Each subordinated guarantee will be unconditional. For the avoidance of doubt, amounts not paid on the trust preferred securities or the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or as a result of our failure to make payment on our non-cumulative preference shares as described under “Description of Partnership Preferred Securities — Distributions — Limitations on Distributions” are not “due” or “payable” in accordance with the terms of such securities. Distributions on the trust preferred securities and the partnership preferred securities will not be cumulative and the holders of such securities will have no claim for any distributions (or the portion thereof) not payable. Accordingly, any distributions (or the portion thereof) not payable in accordance with the terms of the trust preferred securities or the partnership preferred securities are not payable under the subordinated guarantees. See “Description of Partnership Preferred Securities — Distributions — Limitations on Distributions” and “Description of Partnership Preferred Securities — Rights Upon Liquidation”.

      Subject to the preceding paragraph, payments under each subordinated guarantee will be made regardless of whether the partnership or the trust had legally available funds for the guaranteed payment.

Additional Amounts

      We will pay or procure the payment of any amounts to be paid under the subordinated guarantees without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of a Relevant taxing jurisdiction unless such deduction or withholding is required by law. If at any time a Relevant taxing jurisdiction requires us to make such deduction or withholding, we will, subject to exceptions equivalent to those described under “Description of Trust Preferred Securities — Additional Amounts” as applied to us, pay or procure the payment of such additional amounts that are necessary in order that the net amounts paid to holders of the trust preferred securities or the partnership preferred securities (as applicable), after the deduction or withholding, shall equal the amounts of payments which would have been payable on the trust preferred securities or the partnership preferred securities, respectively, if the deduction or withholding had not been required. Our obligation to pay additional amounts will be limited to the extent that we have insufficient available distributable profits to fund the relevant payment or, even if we have sufficient distributable profits, to the extent that a payment in respect of any distribution would breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority applicable to us and/or any of our subsidiaries. If we are unable to pay additional amounts in full as a result of the above restrictions, we will pay additional amounts to the extent of any distributable profits on a pro rata basis so that the amounts paid under the subordinated guarantees (including any additional amounts) and on other equally-ranking securities or guarantees will in all cases bear to each other the same ratio that payments due under the subordinated guarantees and such other equally-ranking securities or guarantees bear to each other.

      Any reference in this prospectus or the applicable prospectus supplement relating to the payment of distributions or any payments on, or in respect of, any subordinated guarantees, includes the payment of the additional amounts described in the preceding paragraph to the extent that, in the context, those additional amounts are, were or would be payable.

Ranking

      The subordinated guarantees will rank equally and ratably without any preference with each other. In a winding up, the subordinated guarantees are subordinated to, and subject in right of payment to, the prior payment in full of all “senior claims”, including the claims of any subordinated debt security holders (which include any of our capital securities), which do not, or are not expressed to, rank equally with or after the subordinated guarantees. Upon any winding up of the Group, the subordinated guarantees will rank equally with the holders of our existing preference shares (except for the unpaid cumulative dividends on any cumulative preference shares) and any other parity securities of the Group then outstanding and in priority to all holders of our junior securities. As stated under “Description of Dollar Preference Shares — General”, as of June 30, 2004, the aggregate liquidation preference of our outstanding cumulative preference shares is £1.23 million (which provide for dividend payments of approximately £77,000 each year), and we have no present intention of issuing additional cumulative preference shares. There are no unpaid dividends on any of our cumulative preference shares.

      The following are “senior claims” in respect of the subordinated guarantees:

•	all claims of our unsubordinated creditors admitted in the winding up;

•	all claims of our creditors in respect of liabilities that are, or are expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of our unsubordinated creditors but not further or otherwise;

•	all unpaid cumulative distributions on our cumulative preference shares; and

•	all other claims except those that rank, or are expressed to rank, equally with or junior to the subordinated guarantees.

      Additional senior claims, if any, may be set forth in the accompanying prospectus supplement.

      As a consequence of the above-described subordination provisions, guaranteed parties may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities, including the holders of subordinated debt securities or holders of other capital securities as described in “Description of Debt Securities — Subordination”. If, in any winding up, amounts payable under the subordinated guarantees and any claims ranking equally with the subordinated guarantees are not paid in full, the subordinated guarantees and other claims ranking equally will share ratably in any distribution of our assets in a winding up in proportion to the respective amounts to which they are entitled. If a guaranteed party is entitled to any recovery with respect to the subordinated guarantees in any winding up or liquidation, the guaranteed party might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current UK law, our liability to guaranteed parties would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and such guaranteed parties would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

      In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of our bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Nature of the Subordinated Guarantees

      Each subordinated guarantee will constitute a guarantee of payment and not of collection. This means that any guaranteed party may institute a legal proceeding directly against us to enforce its rights under a subordinated guarantee without first instituting a legal proceeding against any other person or entity. In addition, each subordinated guarantee will not be discharged except by payment of the amounts due under it in full to the extent they have not been paid by the applicable trust or partnership, upon distribution of dollar preference shares following a substitution event or, in the case of the trust preferred securities guarantee, upon distribution of partnership preferred securities to the holders of the trust preferred securities in exchange for all of such trust preferred securities.

      The subordinated guarantees will not place a limitation on the amount of additional debt that may be incurred by us or share capital or other securities that may be issued by us.

      By accepting the guarantees each guaranteed party and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated guarantees (or between our obligations, as guarantor, under or in respect of the subordinated guarantees and any liability owed by a guaranteed party or the trustee to us) that such guaranteed party might otherwise have against us, whether before or during our winding up.

Certain Covenants of The Royal Bank of Scotland Group plc as Guarantor

      We will agree to certain covenants under the subordinated guarantees. Should we default in respect of any of our obligations under the subordinated guarantees, including the covenants we describe below, the guarantee trustee will have the right to enforce the terms of the subordinated guarantees. The holders of not less than a majority in total liquidation preference of the securities to which a subordinated guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding our obligations under the subordinated guarantees or to direct the exercise of any trust or power conferred upon the guarantee trustee under the subordinated guarantees. If the guarantee trustee fails to enforce the subordinated guarantees, then any holder of securities to which the applicable subordinated guarantee relates may institute a legal proceeding directly against us as the guarantor to enforce the guarantee trustee’s rights under that subordinated guarantee, without first instituting a legal proceeding against the trust or partnership, the guarantee trustee or any other person or entity.

Payments under the Subordinated Guarantees

      Except as otherwise provided in the applicable prospectus supplement, we will agree in the subordinated guarantees that:

•	to the extent distributions are payable in accordance with the terms of the partnership preferred securities or the trust preferred securities, as the case may be, we will pay such distributions to the extent these amounts are not paid by the partnership or trust;

•	if the partnership preferred securities or the trust preferred securities are to be redeemed in accordance with their terms, we will pay amounts due upon redemption to the extent these amounts are not paid by the partnership or the trust; and

•	if the holders of the partnership preferred securities or the trust preferred securities are entitled to any amounts due upon liquidation of the trust or the partnership, we will pay these amounts to the extent they are not paid by the partnership or the trust.

      We will pay any additional amounts payable in accordance with the terms of the trust preferred securities and the partnership preferred securities, as the case may be, to the extent not paid by the relevant trust or the relevant partnership respectively.

      For the avoidance of doubt, amounts not paid on the trust preferred securities or the partnership preferred securities as a result of a “no distribution instruction” or a “partial distribution instruction” or non-payment on our non-cumulative preference shares as described above under “Description of Partnership Preferred Securities — Distributions — Limitations on Distributions” are not “due” or “payable” in accordance with the terms of such securities. Distributions on the trust preferred securities and the partnership preferred securities will not be cumulative and the holders of such securities will have no claim for any distributions (or the portion thereof) not payable. Accordingly, any distributions (or the portion thereof) not payable in accordance with the terms of the trust preferred securities or the partnership preferred securities are not payable under the subordinated guarantees. See “Description of Subordinated Guarantees” and “Description of Partnership Preferred Securities — Distributions — Limitations on Distributions.”

Payment of Dividends on Junior Securities and Redemption of Junior or Parity Securities

      Except as otherwise provided in the applicable prospectus supplement, we will agree in the subordinated guarantees that if any distribution on the trust preferred securities or the partnership preferred securities, as applicable, has not been paid in full on the most recent distribution payment date (or a sum has not been set aside to provide for such payment in full), we may not declare or pay dividends (other than nominal special dividends) on any of our junior securities, unless and until distributions on such securities have been paid in full (or a sum has been set aside to provide for their payment in full) in respect of the then-current distribution period.

      In addition, except as otherwise provided in the applicable prospectus supplement, we will agree in the subordinated guarantees that if any distribution on the trust preferred securities or partnership preferred securities for the most recent distribution period has not been paid in full on the most recent distribution payment date (or a sum has not been set aside to provide for such payment in full), we may not redeem, purchase or otherwise acquire for any consideration any parity securities or junior securities, and we may not set aside any sum or establish any sinking fund for the redemption, purchase or other acquisition thereof, unless and until such time as distributions on the partnership preferred securities and the trust preferred securities in respect of successive then-current distribution periods which singly or together aggregate 12 months shall have been paid in full (or a sum has been set aside to provide for their payment in full).

      Junior securities means:

•	our ordinary shares,

•	any other securities issued directly by us and which rank or are expressed to rank junior as to payments to our non-cumulative preference shares, and

•	any securities issued by any subsidiary of ours that benefit from a guarantee or support agreement by us which ranks or is expressed to rank junior as to payments to our non-cumulative preference shares.

      Parity securities means:

•	our non-cumulative preference shares from time to time outstanding,

•	any other securities issued directly by us and which rank or are expressed to rank equally as to payments with our non-cumulative preference shares, and

•	any securities issued by any of our subsidiaries that benefit from a guarantee or support agreement by us which ranks or is expressed to rank equally as to payments with our non-cumulative preference shares.

Maintenance of Ownership and Existence of the Partnership and the Trust

      As long as any trust securities or partnership preferred securities remain outstanding, the general partnership interest will be held by us, the general partner or one or more “qualified subsidiaries” that is also a “United States person” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and all of the trust common securities will be held by the partnership or one or more “qualified subsidiaries”. For these purposes, “qualified subsidiaries” means a “company controlled by the parent company” within the meaning of Rule 3a-5 of the US Investment Company Act of 1940. The priority limited partnership interest will be initially held by The Royal Bank of Scotland plc.

      We will agree in the subordinated guarantees that, as long as any of the partnership preferred securities are outstanding, we will not permit, or take any action to cause, the liquidation, dissolution, termination or winding up of the partnership unless (1) a partnership special redemption event, an investment company event or a substitution event has occurred with respect to the partnership or (2) we are in liquidation, all claims under the subordinated guarantees have been paid in full and the UK Financial Services Authority has granted its approval in writing, if then required. We will likewise agree that as long as any trust preferred securities are outstanding, we will not permit, or take any action to cause, the liquidation, dissolution, termination or winding up of the trust unless:

•	a trust tax event or an investment company event has occurred with respect to the trust,

•	a substitution event has occurred with respect to the partnership, or

•	we are in liquidation, all claims under the subordinated guarantees have been paid in full and the UK Financial Services Authority has granted its approval in writing, if then required.

Classification of the Trust and the Partnership

      We will use reasonable efforts to ensure that (1) the partnership will not be classified as other than a partnership for US federal income tax purposes, (2) the trust will not be classified as other than a grantor trust for US federal income tax purposes and (3) neither the partnership nor the trust will be required to register as an “investment company” within the meaning of the US Investment Company Act of 1940.

Substitution

      In the event of the occurrence of a substitution event, we will undertake, pursuant to the subordinated guarantees, to use reasonable efforts to:

•	ensure that we will have a sufficient number of authorized but unissued dollar preference shares to effect a substitution;

•	implement the steps to obtain the corporate authorizations necessary to effect the substitution of dollar preference shares for the trust preferred securities; and

•	register the dollar preference shares under the Securities Act and to obtain a listing of the dollar preference shares on the New York Stock Exchange or a similar recognized exchange following their distribution to the holders of the trust preferred securities.

      We will also undertake to pay all stamp duty, stamp duty reserve tax and other duties imposed in connection with the allotment and issuance of the dollar preference shares into the ADR depositary arrangements.

      The method for effecting a substitution is described under “Description of Trust Preferred Securities — Liquidation or Dissolution — Liquidation of Trust Upon Substitution of Trust Preferred Securities for Dollar Preference Shares.”

Amendments

      Unless otherwise specified in the applicable prospectus supplement, each subordinated guarantee may be amended under the following circumstances: any changes to the provisions of either subordinated guarantee that establish the amount and timing of the payments under that subordinated guarantee must be approved by each holder of the partnership preferred securities or the trust preferred securities, as applicable. Unless otherwise specified in the applicable prospectus supplement, any other provision of the subordinated guarantees may be modified only with the prior approval of the holders of more than 75% of the partnership preferred securities or more than 75% of the trust preferred securities, as the case may be.

      However, both subordinated guarantees may be amended without the consent of the holders of the applicable securities to:

•	cure any ambiguity;

•	correct or supplement any provision that may be defective or inconsistent with any other provision;

•	add to our covenants, restrictions or obligations under the relevant subordinated guarantee;

•	conform to any change in the US Investment Company Act of 1940, the US Trust Indenture Act of 1939 or the rules or regulations of either statute; and

•	modify, eliminate and add to any provision to such extent as may be necessary or desirable;

so long as no such amendment will have a material adverse effect on the rights, preferences or privileges of the holders of the trust preferred securities or partnership preferred securities, as the case may be.

      Any partnership preferred securities or trust preferred securities that are beneficially owned at that time by us or any of our subsidiaries, other than partnership preferred securities that are held by the trust, will not be entitled to vote or consent and for such purposes, those securities will be treated as if they were not outstanding, except under certain limited circumstances.

Assignment

      All guarantees and agreements contained in a subordinated guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities or partnership preferred securities, as the case may be. We may not assign our obligations under either of the subordinated guarantees, except in the case of merger, consolidation or sale of substantially all of our assets where we are not the surviving entity.

Remedies

      The holders of not less than a majority in total liquidation preference of the securities to which a subordinated guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the subordinated guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such subordinated guarantee.

      If the guarantee trustee fails to enforce a subordinated guarantee after a holder of the corresponding series of securities has made a written request, then such holder of the corresponding series of securities may institute a legal proceeding directly against us as the guarantor to enforce the subordinated guarantee trustee’s rights under that subordinated guarantee, without first instituting a legal proceeding against the applicable trust or partnership, any guarantee trustee or any other person or entity. Notwithstanding the foregoing, if we fail to make the payments described under “— Specific Terms of the Subordinated Guarantees” above, a holder of the corresponding series of securities may directly institute a proceeding, in such holder’s own name against us for enforcement of the guarantee for such payment.

      In no event shall the rights to take remedial action described above result in any holder of trust preferred securities or partnership preferred securities receiving, or receiving sooner, any amount that it would not have received had it been a holder of non-cumulative preference shares issued directly by us with economic terms equivalent to the partnership preferred securities and the subordinated guarantees, taken together.

Information Concerning the Guarantee Trustees

      The guarantee trustees, other than during the occurrence and continuance of a default by us in performance of a subordinated guarantee, undertake to perform only such duties as are specifically set forth in the subordinated guarantees. After a default under any subordinated guarantee which has not been cured or waived, that is actually known to a responsible officer of the applicable guarantee trustee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, no guarantee trustee is under any obligation to exercise any of the powers vested in it by a subordinated guarantee at the request of any holder of securities to which the subordinated guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

Termination of the Subordinated Guarantees

      Each trust preferred securities guarantee will terminate upon any of the following events:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	full payment of the amounts payable upon liquidation of the applicable trust;

•	distribution of the partnership preferred securities held by the applicable trust to the holders of the trust preferred securities in exchange for all of the trust preferred securities; or

•	substitution of the trust preferred securities of the applicable trust for preference shares issued directly by us.

      Each partnership preferred securities guarantee will terminate upon any of the following events:

•	full payment of the redemption price of all partnership preferred securities of the applicable partnership;

•	full payment of the amounts payable upon liquidation of the applicable partnership; or

•	any exchange of partnership preferred securities for our preference shares.

      Each subordinated guarantee will continue to be effective or will be reinstated if at any time any holder of related securities issued by the applicable trust or partnership is required to restore payment of any sums paid under the applicable securities or subordinated guarantee.

Subrogation

      If we make any payment under either of the subordinated guarantees, we will be subrogated to the rights of the holders of the trust preferred securities against the trust or the rights of the holders of the partnership preferred securities against the partnership, as the case may be, with respect to such payment. We will agree, however, not to enforce any payment by way of subrogation against the trust if any trust preferred securities are outstanding or against the partnership if any partnership preferred securities are outstanding.

Governing Law and Jurisdiction

      The subordinated guarantees, except for any provisions relating to subordination, will be governed by and construed in accordance with the laws of the State of New York. Subordination provisions in the subordinated guarantees will be governed by English law. The subordinated guarantees will require that any claim or proceeding brought to enforce our obligations under the subordinated guarantees be brought exclusively before a court in England or the State of New York.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

      The following is a summary of the general terms of the dollar preference shares of any series. Each time that we issue dollar preference shares, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will designate the terms of the dollar preference shares of the particular series, which are set out in the resolutions establishing the series that our board of directors adopts. These terms may be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply. You should also read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should read the summary of the general terms of the ADR deposit agreement under which American Depositary Receipts evidencing American Depositary Shares that may represent dollar preference shares may be issued, under the heading “Description of American Depositary Receipts”.

General

      Under our Articles of Association, our board of directors is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by our board of directors. Our board of directors may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of shares.

      The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of dollar preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	the circumstances under which dividends may not be payable;

•	voting rights;

•	the restrictions applicable to the sale and delivery of the dollar preference shares;

•	whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

      The prospectus supplement will also describe material US and UK tax considerations that apply to any particular series of dollar preference shares.

      The dollar preference shares of any series will rank junior as to dividends to the cumulative preference shares, equally as to dividends with other non-cumulative preference shares, the exchange preference shares of any series and the sterling preference shares, equally as to repayment of capital on a winding up or liquidation with other non-cumulative preference shares, the exchange preference shares of any series, the sterling preference shares and the cumulative preference shares and, unless the resolutions of our board of directors establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them. The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, the euro preference shares, and any sterling preference shares will be or are non-cumulative. Holders of dollar preference shares will have no pre-emptive rights.

      The dollar preference shares will rank in priority to our additional value shares and our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

      There are no restrictions under our articles of association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares. There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

      Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

      Pursuant to our articles of association, our board of directors may resolve prior to the issue and allotment of any series of dollar preference shares that full dividends on such series of dollar preference shares in respect of a particular dividend payment date will not be declared and paid if, (i) in its sole and absolute discretion, the board of directors resolves prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid and/or (ii) in the opinion of the board of directors, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the UK Financial Services Authority that apply at that time to us and/or any of our subsidiaries, or subject to the next following paragraph, our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on that series of dollar preference shares and dividends on any of our other preference shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series (including the payment in full of any arrears of dividends on any equally ranking cumulative preference shares then in issue). The UK Companies Act 1985 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

      Unless the applicable prospectus supplement states otherwise, if dividends are to be paid but our distributable profits are, in the opinion of the board of directors, insufficient to enable payment in full of dividends on any series of dollar preference shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other non-cumulative preference shares and any other share capital (other than the cumulative preference shares) expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any cumulative preference share, then the board of directors shall (subject always to sub-clauses (i) and (ii) of the preceding paragraph) declare and pay dividends to the extent of the available distributable profits on a pro rata basis so that (subject as aforesaid) the amount of dividends declared per share on the dollar preference shares of the series and the dividends stated to be payable on such date on any other non-cumulative preference shares and any other share capital (other than the cumulative preference shares) expressed to rank pari passu therewith will bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other non-cumulative preference shares and any other share capital (other than cumulative preference shares), bear to each other. If any dividend or part of a dividend on any series of dollar preference shares is not payable for the reasons described above, the board of directors may, if applicable law permits, pay a special non-cumulative preferential dividend on the series of dollar preference shares at a rate not exceeding one US cent per share. However, under our articles of association, no dividend shall be payable in contravention of the special rights attaching to any of our shares.

      Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

      If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not declare or pay any dividends upon any of our other share capital (other than the cumulative preference shares) and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date. If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not redeem, purchase or otherwise acquire for any consideration any of our other share capital and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

      In addition, if we have not declared and paid in full the dividend stated to be payable on any other series of dollar preference shares, or on any of our non-cumulative preference shares, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, then:

•	we may not declare or pay dividends on that series of dollar preference shares, and we may not set aside any sum for payment of such dividends, unless, on the declaration date, we set aside an amount equal to the dividend on that other series of non-cumulative dollar preference shares or other non-cumulative preference shares for the then-current dividend period for payment in full on the next applicable dividend payment date; and

•	we may not redeem, repurchase or otherwise acquire any dollar preference shares of that series, and we may not set aside any sum nor establish any sinking fund therefor, until such time as we have declared and paid in full dividends on that other series of non-cumulative dollar preference shares or other non-cumulative preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

      To the extent that any dividend on any dollar preference share to which sub-clause (i) of the second paragraph of this section applies is, on any occasion, not declared and paid by reason of the exercise of the directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, holders of such dollar preference shares shall have no claim in respect of such non-payment. In addition, such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other series of dollar preference shares or on any of our non-cumulative preference shares expressed to rank pari passu with our dollar preference shares, (b) the setting aside of sums for the payment of dividends referred to in (a), (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

      If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares as a result of the directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such dollar preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time as we have declared and paid in full dividends on such series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months. In addition, no dividend may be declared or paid on any of our share capital ranking after such dollar preference shares as to dividends until such time as the dividend stated to be payable on the dollar preference shares to which the discretion in sub-clause (i) of the second paragraph of this section applies in respect of a dividend period has thereafter been declared and paid in full.

      No series of dollar preference shares shall be treated as ranking after any other series of preference shares with which it is expressed to rank pari passu as regards participation in profits, by reason only of the directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, or any dividend on that series not being paid by virtue of such discretion.

      Dividends on the dollar preference shares of any series will be non-cumulative. If the board of directors does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period. The holders of the dollar preference shares of any series will have no right to participate in our profits.

      Any dividend which has remained unclaimed for 12 years from the date when it became due shall, if the board of directors so resolves, be forfeited and shall revert to us.

      We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the board of directors before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of 12 30-day months, a 360-day year and the actual number of days elapsed in the period.

      Dividends declared on the dollar preference shares of any series will be payable to the ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the board of directors determines before the allotment of the particular series. If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder’s address as it appears on the register for the dollar preference shares. If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day. A “business day” is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

      If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears (if any) of dividends on the cumulative preference shares up to the date of payment, equally with our cumulative preference shares, any other series of non-cumulative preference shares then outstanding, and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in US dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series. If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets. If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding up or liquidation, they might not be entitled in such proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling.

Optional Redemption

      Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date later than five years after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

      Each notice of redemption will specify:

•	the redemption date;

•	the particular dollar preference shares of the series to be redeemed;

•	the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

      Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

      If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

      If certain limitations contained in the Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit, we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender, available to all holders of those dollar preference shares, in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors shall determine. Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

      Under existing UK Financial Services Authority requirements, we may not redeem or purchase any dollar preference shares unless the UK Financial Services Authority consents in advance. The UK Financial Services Authority may impose conditions on any redemption or purchase.

Voting Rights

      The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

      If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up, the holders of the outstanding dollar preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution. In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement. Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the board of directors determines, as specified in the prospectus supplement.

      Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the board of directors determines, as specified in the relevant prospectus supplement.

      Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

•	the chairman of the meeting;

•	not less than three shareholders present in person or by proxy;

•	the ADR depositary;

•	a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

•	a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

      The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our board of directors to convene an extraordinary general meeting. In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “— Variation of Rights”.

      At June 30, 2004, we had 3,141 million ordinary shares outstanding. The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form and Denomination

      The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment. For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

      The dollar preference shares of each series will be represented by a single certificate. If in registered form, the certificate will be issued to the ADR depositary and if in bearer form the certificate will be deposited with the ADR depositary under the ADR deposit agreement. We may consider the ADR depositary one holder of any series of dollar preference shares so deposited for all purposes. Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons. If an ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal. Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

      Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series. Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons. If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them. Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

      Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the UK. See “— Registrar and Paying Agent” below. Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges. The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable UK tax laws and regulations in effect at the time of the exchange. No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

      If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of that series or with the sanction of an extraordinary resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series. An extraordinary resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons at least holding or representing by proxy one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

      The written consent of the holders of 75% in nominal value of the outstanding dollar preference shares of a particular series or the sanction of an extraordinary resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

      If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

      We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series. Each such notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

      A holder of dollar preference shares of any series in registered form who is not registered with an address in the UK and who has not supplied an address within the UK to us for the purpose of notices is not entitled to receive notices of meetings. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should see “Where Can You Find More Information”.

Governing Law

      The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

      Unless the relevant prospectus supplement specifies otherwise, Computershare Services PLC will act as registrar and paying agent for the dollar preference shares of each series. Computershare’s current address is P.O. Box 435, Owen House, 8 Bankhead Crossway North, Edinburgh EH11 4BR, Scotland.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

      The following is a summary of the general terms and provisions of the ADR deposit agreement under which the ADR depositary will issue the ADRs. The ADR deposit agreement is among us, The Bank of New York, as depositary, and all holders from time to time of ADRs issued under it. This summary does not purport to be complete. You should read the ADR deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the ADR deposit agreement at the principal offices of The Bank of New York in The City of New York and London.

American Depositary Receipts

      ADRs will evidence ADSs of a particular series, which will represent dollar preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the ADR depositary or the London branch of The Bank of New York, as custodian. An ADR may evidence any number of ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

      Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the ADR deposit agreement, the ADR depositary will execute and deliver at its principal office, which is presently located at 101 Barclay Street, New York, New York 10286, USA, to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the ADR deposit agreement, an ADR or ADRs registered in the name of that person or persons evidencing the number of ADSs of the series corresponding to the dollar preference shares of that series.

      Upon surrender of ADRs at the principal office of the ADR depositary and upon payment of the taxes, charges and fees provided in the ADR deposit agreement and subject to the terms of the ADR deposit agreement, an ADR holder is entitled to delivery to or upon its order, at the principal office of the ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered ADRs. The forwarding of share certificates and other documents of title for delivery at the principal office of the ADR depositary will be at the risk and expense of the ADR holder.

      The ADR depositary will not deliver ADRs except upon receipt of dollar preference shares of the relevant series and will not deliver dollar preference shares of the relevant series except on receipt of ADRs issued under the ADR deposit agreement.

Dividends and Other Distributions

      The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

      If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the ADR depositary will distribute the property received by it to ADR holders in proportion to their holdings of ADSs of the series representing the dollar preference shares. If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of the series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the series representing the dollar preference shares, additional ADRs for an aggregate number of ADSs of that series received as the dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

      If the ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the ADR depositary must withhold to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

      If we redeem any dollar preference shares of a particular series, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares. The ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares. If we redeem less than all of the outstanding dollar preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented. We must give our notice of redemption in respect of the dollar preference shares of a particular series to the ADR depositary before the redemption date and the ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Dates

      Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the ADR deposit agreement. Such record date will be as close in time as practicable to the record date for the dollar preference shares.

Voting of the Underlying Deposited Securities

      Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the ADR depositary will, as soon as practicable thereafter, mail to the record holders of ADRs of the corresponding series a notice which shall contain:

•	a summary of the notice of meeting;

•	a statement that the record holders of ADRs at the close of business on a specified record date are entitled under the ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their ADSs; and

•	a brief statement of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors.

      The ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of ADRs that it receives on or before the date set by the ADR depositary. The ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of ADRs.

Inspection of Transfer Books

      The ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of ADRs that at all reasonable times will be open for inspection by ADR holders. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the ADR deposit agreement or the ADRs.

Reports and Notices

      The ADR depositary will make available at its principal office for inspection by ADR holders any reports and communications received from us that are both received by the ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts. The ADR depositary will also mail copies of those reports to ADR holders when furnished by us as provided in the ADR deposit agreement.

      On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares. The ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the ADR Deposit Agreement

      The form of the ADRs evidencing ADSs of a particular series and any provisions of the ADR deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary in any respect which we may deem necessary or desirable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the ADR deposit agreement or the ADR as amended. In no event may any amendment impair the right of any holder of ADRs to surrender ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the ADRs.

      Whenever we direct, the ADR depositary has agreed to terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding ADRs at least 30 days before the date fixed in the notice for termination. The ADR depositary may likewise terminate the ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, ADSs and ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the ADR deposit agreement. If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then discontinue the registration of transfers of those ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the ADR deposit agreement with respect to those ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for ADRs surrendered to it. At any time after two years from the date of termination of the ADR deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those ADRs and may hold the net proceeds, together with any other cash then held by it under the ADR deposit agreement in respect of those ADRs, without liability for interest, for the ratable benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

      The ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

•	taxes, including UK stamp duty or UK stamp duty reserve tax, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

•	cable, telex, facsimile transmission and delivery charges which the ADR deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing dollar preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in any conversion of foreign currency into dollars.

      You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs (including UK stamp duty or UK stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the securities underlying your ADRs). The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency.

General

      Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the ADR deposit agreement. The obligations of both of us under the ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

      If any ADSs of a particular series are listed on one or more stock exchanges in the US, the ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The registrars or co-registrars may be removed and a substitute or substitutes appointed by the ADR depositary if we request or with our approval.

      The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR evidencing ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the ADR deposit agreement, and the ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the ADR holder remaining liable for any deficiency. Any person presenting dollar preference shares of any series for deposit or any holder of an ADR may be required from time to time to furnish the ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary or the custodian deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution. The delivery, transfer and surrender of ADRs of any series generally may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the ADR deposit agreement or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

•	temporary delays caused by closing our transfer books or those of the ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	compliance with any US or foreign laws or governmental regulations relating to the ADRs of the series or to the withdrawal of the deposited securities.

      The ADR deposit agreement and the ADRs are governed by and construed in accordance with New York law.

PLAN OF DISTRIBUTION

      We, the trust and the partnership may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

      Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

      Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the UK. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will represent and agree that:

•	it has not offered or sold and, prior to the expiry of the period of six months from the date of closing of each particular issue of securities, in respect of such securities it will not offer or sell any such securities or any investments representing such securities, including ADSs or ADRs, of such series to persons in the UK except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the UK within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs or ADRs, of such series in, from or otherwise involving the UK; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of the securities or any investments representing the securities (including ADSs or ADRs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADR registration statement or any ADR prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to the issuer of the securities or in our case, would not apply to us, if we were not an authorized person.

      Each new series of trust preferred securities, partnership preferred securities or dollar preference shares will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a US national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Delayed Delivery Arrangements

      If so indicated in the prospectus supplement, we, the trust or the partnership may authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase trust preferred securities, partnership preferred securities or dollar preference shares from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

      Our United States counsel, Davis Polk & Wardwell, will pass upon certain legal matters relating to the securities. Our Scottish solicitors, Dundas & Wilson C.S., will pass upon the validity of the dollar preference shares under Scots law. Our English solicitors, Linklaters, will pass upon certain matters of English law relating to the subordination provisions of the securities and the guarantees. Richards, Layton & Finger, P.A., our special Delaware counsel, will pass upon certain legal matters relating to the securities.

EXPERTS

      The consolidated financial statements included in our Annual Report on Form 20-F incorporated by reference into this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

EXPENSES OF THE ISSUE

      We or the relevant trust, as applicable, will pay or cause to be paid the following estimated expenses (not including underwriting discounts and commissions and expenses reimbursed by us) to be incurred in connection with the issuance and distribution of the securities registered under the registration statement of which this prospectus is a part. Other than the SEC registration fee, all of these expenses are estimated.

	Amount to be Paid

Securities and Exchange Commission registration fee	$—	(1)
Printing and engraving expenses	50,000
Legal fees and expenses (including Blue Sky Fees)	500,000
Accountants’ fees and expenses	10,000
Trustee’s fees and expenses	20,000
Miscellaneous	10,000

Total	$590,000

Note:

(1)	A $2,000,000 fee was paid in connection with our previously filed registration statement on Form F-3 (File No. 333-73950).

ENFORCEMENT OF CIVIL LIABILITIES

      We are a public limited company incorporated in Great Britain and registered in Scotland. All but one of our directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in US courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish solicitors, Dundas & Wilson C.S. (as to Scots law), and our English solicitors, Linklaters (as to English law), that, both in original actions and in actions for the enforcement of judgments of US courts, there is doubt as to whether civil liabilities predicated solely upon the US federal securities laws are enforceable in Scotland and England.

WHERE CAN YOU FIND MORE INFORMATION

Ongoing Reporting

      We file reports and other information with the SEC. You can read and copy these reports and other information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, USA. You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, USA, on which certain of our securities are listed.

      We will provide the trustee for any debt securities and the ADR depositary for any dollar preference shares with our annual reports, which will include a description of operations, and our annual audited consolidated financial statements prepared in accordance with UK GAAP, together with a US GAAP reconciliation of consolidated net income and consolidated ordinary shareholders’ equity. We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with UK GAAP and, if we choose, may contain a US GAAP reconciliation of consolidated net income and consolidated ordinary shareholders’ equity. Upon receipt, the trustee or the ADR depositary will mail the reports to all record holders of the debt securities or dollar preference shares. In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities or dollar preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities or dollar preference shares.

Registration Statement

      This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed the indentures, the ADR deposit agreement, the declarations of trust, the certificates of trust, the form of amended and restated declaration of trust, the limited partnership agreements, the certificates of limited partnership, the form of amended and restated limited partnership agreement, the forms of the subordinated guarantees and our Articles of Association. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

      Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Citizens Financial Group, Inc., 28 State Street, Boston, Massachusetts 02109 USA; Attention: Donald J. Barry, telephone (617) 725-5928.

The Royal Bank of Scotland Group plc

$675,000,000

5.05% Subordinated Notes due 2015

PROSPECTUS SUPPLEMENT

December 1, 2004

(to prospectus dated August 17, 2004)

Banc of America Securities LLC	RBS Greenwich Capital

JPMorgan